UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

U.S. RARE EARTHS, INC.
 (Name of Registrant as Specified in Its Charter)

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U.S. RARE EARTHS, INC.
5600 Tennyson Parkway, Suite 190
Plano, TX 75024

Notice of the 2013 Annual Meeting of Stockholders

Dear Stockholder:

On behalf of your Board of Directors of U.S. Rare Earths, Inc., you are cordially invited to attend the 2013 Annual Meeting of Stockholders to be held on November 14, 2013 at 1:00 p.m. Central Time at the Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024, Telephone No. 972-473-6444.  This Notice and accompanying Proxy Statement replaces the Notice and Proxy Statement previously mailed to you.

Proposals:	1.	To ratify an amendment and restatement of the Company’s Bylaws;

	2.	To elect eight nominees to serve on the Board until the 2014 Annual Meeting of Stockholders;

	3.	To adopt the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan;

	4.	To approve an amendment of the Company’s Articles of Incorporation allowing the Company’s stockholders to act by less than unanimous written consent in any matter requiring stockholder action as permitted under Nevada corporate law;

	5.	To approve an amendment of the Company’s Articles of Incorporation providing for indemnification of the officers and directors of the Company as permitted under Nevada corporate law;

	6.	To ratify the appointment of PMB Helin Donovan, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

	7.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers;

	8.	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers.; and

	9.	To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.

Who Can Vote:	Stockholders of record at the close of business on October 7, 2013.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

Who May Attend:	Only persons with evidence of stock ownership or who are guests of the Company may attend the Annual Meeting. Photo identification is required (a valid driver’s license or passport is preferred).

	●	If your shares are registered in your name, you must bring the proxy card.

	●	If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of such shares.

By authorization of the Board of Directors,

/s/ Mark Scott
Secretary
Plano, TX
October __, 2013

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

PROXY STATEMENT
FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
OF
U.S. RARE EARTHS, INC.

TO BE HELD ON NOVEMBER 14, 2013

Solicitation

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of U.S. Rare Earths, Inc. (the “Company”) are being mailed on or about October __, 2013. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on all matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held November 14, 2013.

This Proxy Statement and U.S. Rare Earths, Inc.’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2012 are both available at www.usrareearths.com

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Company the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of common stock of the Company at the close of business on our record date of October 7, 2013.

How many shares of Common Stock may vote at the Meeting?

As of October 7, 2013, there were 30,595,250 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Manhattan Transfer Registrar Company, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record,” you can vote your proxy by mailing in the enclosed proxy card. Please refer to the specific instructions set forth in the enclosed proxy card.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposals:	1.	To ratify an amendment and restatement of the Company’s Bylaws;

	2.	To elect eight nominees to serve on the Board until the 2014 Annual Meeting of Stockholders;

	3.	To adopt the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan;

	4.	To approve an amendment of the Company’s Articles of Incorporation allowing the Company’s stockholders to act by less than unanimous written consent in any matter requiring stockholder action as permitted under Nevada corporate law;

	5.	To approve an amendment of the Company’s Articles of Incorporation providing for indemnification of officers and directors of the Company as permitted under Nevada corporate law;

	6.	To ratify the appointment of PMB Helin Donovan, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

	7.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers;

	8.	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers.; and

	9.	To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.

What are my choices when voting?

Proposal 2 —	You may cast your vote in favor of electing the nominees as directors or vote against or withhold your vote with respect to one or more individual nominees.

Proposals 1, 3-8 —	You may cast your vote in favor of or against each proposal, or you may abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the named proxies will vote your shares as follows, in accordance with the recommendations of the Board:

Proposal 1 —	FOR ratifying an amendment and restatement of the Company’s Bylaws.

Proposal 2 —	FOR the election of all eight nominees to serve on the Board until the 2014 Annual Meeting of Stockholders.

Proposal 3 —	FOR the adoption of the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan.

Proposal 4 —
FOR approving an amendment of the Company’s Articles of Incorporation allowing the Company’s stockholders to act by less than unanimous written consent in any matter requiring stockholder action as permitted under Nevada corporate law.

Proposal 5 —	FOR approving an amendment of the Company’s Articles of Incorporation providing for indemnification of officers and directors of the Company as permitted under Nevada corporate law.

Proposal 6 —	FOR ratifying the appointment of PMB Helin Donovan, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Proposal 7 —	FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as described in this Proxy Statement;

Proposal 8 —	FOR, on a non-binding advisory basis, a vote to conduct an advisory vote on executive compensation every three years.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and other than for Proposal 1, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

●	By sending a written notice of revocation to the Secretary of the Company that is received prior to the Annual Meeting, stating that you revoke your proxy;

●	By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s); or

●	By attending the Annual Meeting and voting your shares in person.

What vote is required to approve or ratify each proposal?

Proposal 2 requires a plurality of the votes cast to elect a director.

Proposals 1, 3 to 8 require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

Who will count the votes?

Representatives from the Company will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Annual Meeting.

Who pays the cost of this proxy solicitation?

Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rates suggested by brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Is this Proxy Statement the only way that proxies are being solicited?

No. We have also arranged for brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations department at (972) 294-7116.

DIRECTORS AND EXECUTIVE OFFICERS

Legal Proceedings

On June 5, 2013, the Company received notice that the Eighth Judicial District Court, Clark County, Nevada (Case No. A668230-B, Dept. Thirteen, Las Vegas NV 89155) had approved the Settlement Agreement and General Release (the “Settlement Agreement”) between the Company and H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp. This Settlement Agreement resolved all legal matters between the parties.

The Settlement Agreement approved by the court is the same Settlement Agreement in all material respects that was described in detail in the Company’s Form 8-K dated April 25, 2013 and filed with the SEC on April 29, 2013 and the Quarterly Report on 10-Q dated March 31, 2013 and filed with the SEC on May 20, 2013.

As a result of the Settlement Agreement, Mr. Cowle and Ms. Ah Chong were appointed as Directors effective May 23, 2013.

In addition, the following changes in directors and named executive officers occurred during the year ending December 31, 2012 and for the subsequent periods:

Geoff Williams- resigned as a director effective August 23, 2012.
Harvey Kaye- resigned as a director effective September 20, 2012.
Matthew Hoff- resigned as a named executive officer effective November 30, 2012.
Gregory Schifrin- resigned as a director and named executive officer effective December 5, 2012.
Michael D. Parnell – resigned as a director effective June 26, 2013.
Daniel McGroarty – resigned as a director June 26, 2013 and as a named executive officer effective July 31, 2013.
H. Deworth Williams – served as director during 2012; he was not returned to the board as part of the Settlement Agreement.
Winston Marshall- resigned September 5, 2013

The following table sets forth, as of October 7, 2013, the name, age, and position of each executive officer and director and the tenure in office of each executive officer and director of the Company.

Name	Age	Positions and Offices Held	Since

Management Directors
Kevin Cassidy	57	Management Director	August 24, 2011
		Acting Interim Chief Executive Officer	December 10, 2012- March 7, 2013
		Chief Executive Officer	March 8, 2013

John Victor Lattimore, Jr.	63	Chairman of the Board, Management Director	June 27, 2011

Edward F. Cowle	57	Management Director	May 10, 2011- September 2012 (1)
			May 23, 2013 (1)

Nancy Ah Chong	45	Management Director	May 23, 2013 (1)

Independent Directors
Mark Crandall	55	Independent Director	June 27, 2013

J. Robert Kerrey	70	Independent Director	July 1, 2013

Tommy Franks	68	Independent Director	August 26, 2013

Carol Kondos	63	Independent Director	August 26, 2013

Other Named Executive Officers
Michael D. Parnell	54	Management Director and Chief Executive Officer	December 31, 2007- June 26, 2013
		Chief Executive Officer	December 31, 2007- December 9, 2012
		Acting Interim Chief Operating Officer	December 10, 2012- March 7, 2013
		Chief Operating Officer	March 8, 2013- June 26, 2013
		National Accounts Director	June 26, 2013

Mark Scott	60	Chief Financial Officer	December 19, 2011

(1)	See the discussion on Legal Proceedings.

Business Experience Descriptions

Set forth below is certain biographical information regarding each of the Company's executive officers and directors.

Our Management Directors

Kevin Cassidy

Mr. Cassidy was appointed Chief Executive Officer on March 8, 2013 and served as Acting Interim Chief Executive Officer from December 10, 2012 to March 7, 2013. Previously, Mr. Cassidy was appointed an Independent Director on August 24, 2011. Mr. Cassidy also is the Managing Member and Founder of Logic International Consulting Group, LLC since 1995, a consulting firm specializing in the development of global trading businesses and the creation of the requisite infrastructure, management and support paradigms of said platforms.

Previously, Mr. Cassidy was a Founding Partner and Chief Operating Officer of Archeus Capital Management, LLC, a multi strategy hedge fund that managed in excess of $3.0 billion in assets. Mr. Cassidy was responsible to optimize the use of the firm’s Capital Balance, which regularly exceeded $1 billion by deploying an effective treasury and cash management strategy at the firm.

Mr. Cassidy also served as the Chief Operating Officer for Bank Julius Baer (BJB), based in Zurich. BJB at that time was the largest privately held Bank in Switzerland. He was a member of the BJB Management Committee and responsible for organizing and directing the re-branding of the BJB global trading platform, including both new product and business development. In addition, Mr. Cassidy developed the global FX Option Trading Business and Operating Support Paradigm for the Bank.

Prior to BJB, Mr. Cassidy was Managing Director of UBS, where he was the Global Head of Fixed Income Derivatives Support. He also served as the Global Head of the Bank’s Derivatives Infrastructure, including operations, finance, IT systems and legal. While at UBS, Mr. Cassidy was also President of UBS Securities Swaps Inc., the bank’s US based derivatives platform and business center.

Earlier in his career, Mr. Cassidy was Managing Director of Bear Sterns, where he was credited with the development of multiple new products, including, Currency Exchange Warrants (CEW’s) and Remarketed Preferred, and was also responsible for the new product planning and development group.

Mr. Cassidy began his career at Merrill Lynch, where he rose to the position of Senior Section Manager in charge of New Product Planning and Development.  In this position, he was credited with the development of (i) the Remarketed Preferred Product and Trading Platform, and (ii) the development of the Short Term Put Securities Product and Global Trading Platform.

Mr. Cassidy was appointed a Director based on his significant experience and contacts in the banking industry. We expect Mr. Cassidy to advise and assist the Company with regard to the development of the business.

John Victor Lattimore, Jr.

Mr. Lattimore was appointed Chairman of the Board of Directors on June 27, 2011. Since 1996, Mr. Lattimore has served as President and Chairman of the Board of Lattimore Properties, Inc. of Plano, Texas. From 1986 to 2011, he was President of Lattimore Materials Company, LP, whose operations included seven aggregate mines, 26 ready mix concrete plants, four rail terminals and over 400 mixer and haul trucks. Lattimore Materials is the U.S.’s premier concrete and aggregates supplier in the Southwest.

Mr. Lattimore is a member of the Board of the Congressional Medal of Honor Foundation. He is also on the board of the National Center for Policy Analysis, a Dallas, Texas and Washington, D.C.- based public policy think tank.

Mr. Lattimore was appointed a director based on his significant experience and contacts in rare earth element industry.

Edward F. Cowle

Mr. Edward F. Cowle was appointed a director May 20, 2011 and served as a director until the time of the Legal Proceedings. Mr. Cowle was appointed a director May 23, 2013 as a result of the Settlement Agreement. See Legal Proceedings.  Mr. Cowle also owns 40% of Westgate Acquisitions Corporation which has stated it mission to develop a plan to explore for possibility of deposits of rare earth elements on certain claims. Previously, Mr. Cowle was a Founder, Director, and former CEO of US Rare Earths, Inc. Delaware from 2008 to 2011 and previously was CEO of its predecessor Thorium Energy, Inc. Mr. Cowle was a Founder, and remains a Director, and principal shareholder of Laser Technology, Inc., the world leader in sales of laser based law enforcement speed guns, and laser applications for products in the sports optics industry. He has also worked closely with the Office of Industrial Liaison at New York University Medical School, investing in and incubating several technologies. Mr. Cowle structured a lucrative licensing deal with C. R. Bard for a start-up company that he co-founded with Temple University Office of Technology Development and Commercialization. Mr. Cowle was a founding shareholder and investor in Biophan Technologies, Inc. and worked closely with management to develop business, financing, and investor awareness. The company subsequently licensed and sold its technology to Boston Scientific and Medtronic.  The core product is currently being sold to the medical community by Medtronic. Mr. Cowle was a founder of Golf Technologies, Inc., the owner and manufacturer of the “Snake Eyes” brand of golf equipment and apparel. The company was bought by Golfsmith who currently sells the Snake Eyes line of products. Mr. Cowle is a newly elected Director and major shareholder of Zero Gravity Solutions, Inc. Mr. Cowle formerly served as Senior Vice President Investments–Paine Webber and Co. and Vice President-Bear Stearns and Co. He graduated from Fairleigh Dickinson University in 1978 with a BA in English and American studies. Ed is an active Director in the World Wide Children's Organization of New York 501(C) (3), and is a Director of the Children's International Obesity Foundation 501 (C ) (3).

Mr. Cowle was appointed a director based on his significant experience and contacts in rare earth element industry and as part of the Settlement Agreement described in “Legal Proceedings” above.

Nancy Ah Chong

Ms. Nancy Ah Chong was appointed a director May 23, 2013 as a result of the Settlement Agreement. See Legal Proceedings. Previously Ms. Ah Chong was employed by Williams Investment Company as Office Manager with from 2011 to 2013 with a focus on mergers, acquisitions, business consolidations and financings, including the following:

Director and Secretary / Treasurer for Eastgate Acquisitions Corporation from September 2006 to the present.
Director and Secretary / Treasurer of Westgate Acquisitions Corporation from January 2006 until September 2013.
Director and Secretary of Protect Pharmaceutical Corporation from March 2005 to January 2008 and from February 2012 to the present.
Former Director and Secretary / Treasurer of Greyhound Commissary, Inc., now known as Tanke Biosciences Corporation, from September 2007 to February 2011.

Ms. Ah Chong was employed by U.S. Rare Earths, Inc. - Delaware and Thorium Energy, Inc.), an entity affiliated with Williams Investment Company, from 2004 to 2011. Ms. Ah Chong was responsible for all mining claims and related filing annual maintenance fees for U.S. Rare Earths, Inc. - Delaware. Ms. Ah Chong also assisted Geologists in finding claim locations through the online USGS mapping site and researched old mining claims in order to stake new claims.

Ms. Ah Chong was exploration drafter for Barrick Goldstrike Mines, Inc. from 1991-1999. From May 1989 to 1991, Ms. Ah Chong was a geological drafter for Echo Bay Minerals Company. From 1986 to 1989, Ms. Ah Chong was a geological drafter and field assistant for Westmont Mining Company.

Ms. Ah Chong attended and graduated from the Omaha Institute of Art and Design in Omaha, Nebraska.

Ms. Ah Chong was appointed a director based on her significant experience and contacts in rare earth element industry and as part of the Settlement Agreement described in “Legal Proceedings” above.

Our Independent Directors

Mark Crandall

Mark Crandall was appointed a director on June 27, 2013. Mr. Crandall co-founded Morgan Stanley's energy business in the early 1980s.

In 1993, Mr. Crandall became a founding partner in Trafigura, an energy trading company, which grew to $30 billion in sales and 1,000 employees in 58 offices worldwide. During his tenure with Trafigura, Mr. Crandall was responsible for electricity trading across Europe, which spurred his interest in renewable generation technologies and deepened his understanding of the fundamentals of the power markets in advanced economies.

Later, Mr. Crandall started Continental Wind Power (CWP), an alternative energy power company, in 2005 by investing his own personal funds in broader emerging markets, including Polish and Romanian wind development, before eventually bringing in outside capital when CWP was officially formed in 2007. From 2008 to 2013, Mr. Crandall acted primarily as Chairman of Continental Wind, while also pursuing some other private investment interests in energy and mining.

Mr. Crandall was appointed a director based on his experience in the energy field, particularly in Europe.

J. Robert Kerrey

J. Robert Kerrey was appointed a director on June 1, 2013. Bob Kerrey served as Governor of Nebraska from 1983 to 1987, and was later elected to two terms as U.S. Senator from Nebraska, retiring in 2000.  While serving in the Senate, Governor Kerrey sat on the Senate Select Intelligence Committee, which exercises oversight authority over all U.S. intelligence agencies including the military intelligence program.

A former member of the elite Navy SEAL Team, Governor Kerrey is a highly decorated Viet Nam veteran who was awarded the Congressional Medal of Honor -- America's highest military honor.

From 2001 to 2010, Governor Kerrey served as President of the New School for Social Research in New York City, and as President Emeritus until January 2013.  Under his leadership, The New School experienced an unprecedented period of growth, during which a record $198 million was raised for scholarships, professorships, capital projects, major conferences and cutting-edge research.  During Governor Kerrey’s tenure, the university made great progress in its international efforts, launching the India China Institute, a think-tank with major outposts in New York, Mumbai and Beijing.

After his Senate service, Governor Kerrey was an active member of the 9/11 Commission, an advisory board member of the Iraq and Afghanistan Veterans Association, co-chair of the Concord Coalition, and was active in the Natural Resources Defense Council.

Prior to his public service in Nebraska, the U.S. Senate and in academia, Bob Kerrey was a self-made businessman who -- upon returning from the Vietnam War and starting from scratch in 1972 -- built a chain of highly successful restaurants and health clubs that now employ more than 900 people.

Mr. Kerrey was appointed to the board because of his extensive experience in strategic planning and government contacts.

Tommy Franks

General Franks was appointed a director on August 26, 2013. General Franks is a retired four-star General. General Franks was promoted to Commander-in-Chief, United States Central Command in June, 2000. The world knows General Franks best following the culmination of an almost four-decade military career that saw him lead American and Coalition troops in two strategically unprecedented campaigns in two years as Commander of Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq.

General Tommy Franks was born in Wynnewood, Oklahoma, and grew up in Midland, Texas, where he graduated from Robert E. Lee High School.  After two years at the University of Texas, Mr. Franks joined the United States Army, and in 1967, as a distinguished graduate of the Artillery Officer Candidate School, he was commissioned a Second Lieutenant and sent to Vietnam.

Mr. Frank’s service in Vietnam earned him six awards for Valor and three Purple Hearts. This assignment was the start of a long and distinguished career which would take him from one world hot spot to another, from West Germany at the height of the Cold War to the Demilitarized Zone in Korea, to the deserts of Arabia where Mr. Franks gained the knowledge and experience which would prepare him for the leadership role that would mark his place in the annals of American history.

General Franks attended the University of Texas, Arlington, where he graduated with a Bachelor's Degree in Business Administration, and Shippensburg University where he graduated with a Master's Degree in Public Administration. Mr. Franks is also a graduate of the Armed Forces Staff College and the Army War College.

The General's awards include five Distinguished Service Medals, four Legions of Merit, four Bronze Stars and three Purple Hearts in addition to numerous foreign awards. He was appointed Knight Commander of the Order of the British Empire (KBE) by order of Her Majesty Queen Elizabeth II on May 25, 2004. President George W. Bush awarded Mr. Franks the Nation's highest civilian award, the Presidential Medal of Freedom, on December 14, 2004.

General Franks has received honorary degrees from a number of universities including his alma mater, Shippensburg University, and his wife's alma mater, Oklahoma State University.

Since Mr. Frank’s retirement from the military in 2003, General Franks has traveled the world, speaking on leadership, character and the value of Democracy. His autobiography, American Soldier debuted as Number 1 on the New York Times Best Sellers list in August 2004.

General Franks serves on the boards of the University of Texas, Arlington and William Penn University. He is Co-Chair of the Flight 93 memorial foundation and serves as an Advisor to the Military Child Education Coalition, Operation HomeFront Oklahoma, and the Southeastern Guide Dog Organization.

General Franks was appointed to the Board based on his knowledge of rare use element use in military technology.

Carol Kondos

Ms. Kondos was appointed a director on August 26, 2013.  Ms. Kondos is a practicing attorney in Dallas, Texas and is the President of Kondos & Kondos Law Offices since 1984 as well as President of COMTEK Group, a staffing company, since it was founded in 2001.  Kondos & Kondos provides corporate legal services focused on transactional work and personal injury.

Ms. Kondos has been involved in the creation, management and/or sale of several businesses, which have all required an involvement in navigating and understanding various Federal departments and their regulations.  As the corporate attorney for two telecommunications companies, Qwest Microwave and ComLink Telecom, Ms. Kondos was tasked with insuring each company was aware of all relevant FCC regulations, guidelines and practices and that their business practices were in compliance.  Ms. Kondos has been intricately involved with two “Women Owned” businesses.  As President of NeoGenex, a biotech company, Ms. Kondos was responsible for, among other duties, obtaining FDA licensing and approval of its products for sale.  As the President of COMTEK Group (certified WBE by the Women's Business Council - Southwest), Ms. Kondos is familiar with all aspects of COMTEK’s IT Consulting and Staffing services and currently holds a US Department of Defense security clearance at the secret level. COMTEK is able to provide the US Government a variety of products and services. In her capacity as President of COMTEK, Ms. Kondos has gained the knowledge and understanding necessary to properly manage and maintain the corporate standards necessary in order to hold that clearance.

Ms. Kondos was appointed because of her regulatory background.

Other Executive Officers

Michael D. Parnell

Mr. Parnell was appointed Chief Operating Officer on March 8, 2013 and served as Acting Interim Chief Operating Officer from December 10, 2012 to March 7, 2013. Mr. Parnell was Chief Operating Officer March 8, 2013 to June 26, 2013 and currently serves as National Accounts Director since June 26, 2013. Mr. Parnell was a director from December 31, 2007 to June 26, 2013. Mr. Parnell was appointed as a director following the acquisition of Media Depot, and also served as Chief Executive Officer of the Company from December 31, 2007 to December 10, 2012. Mr. Parnell is a graduate of the University of Arkansas with a degree in Agricultural Economics. In 2002, Mr. Parnell joined J.I.T. Distribution as President and was responsible for marketing, licensing and branding a variety of odor control products through retail distribution chains. In 2004, Mr. Parnell joined GWA, a national advertising agency as a National Account Director, directing Co-Op advertising for 23 markets across the United States. In 2005, Mr. Parnell joined Media Depot as National Account Director and was responsible for securing new clients and maintaining existing client relationships. Prior to 2002, Mr. Parnell was a portfolio manager with the Investment Banking firms of EF Hutton and Paine Webber for almost 20 years.

Mark Scott

Mr. Scott was appointed Chief Financial Officer on December 19, 2011. Mr. Scott has significant financial, capital market and experience in public microcap companies. Mr. Scott also serves as (i) Chief Financial Officer, Secretary and Treasurer of Visualant, Inc., a position he has held since May 2010; and (ii) Chief Financial Officer, Secretary and Treasurer of WestMountain Gold, Inc. since December 8, 2010; and (iii) Chief Financial Officer of Sonora Resources Corp., a consulting position he has held since June 2011. Mr. Scott also provides consulting financial services to other public companies.

Mr. Scott previously served as Chief Financial Officer and Secretary of IA Global, Inc. from October 2003 to June 2011. Previously, he held executive financial positions with Digital Lightwave; Network Access Solutions; and Teltronics, Inc. He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted conduct and ethics standards titled the Code of Conduct and Ethics (the “Code of Conduct”), which are available at www.usrareearths.com. These standards were adopted by the Board to promote transparency and integrity. The standards apply to the Board, executives and employees. Waivers of the requirements of the Code of Conduct or associated polices with respect to members of the Board or executive officers are subject to approval of the full Board.

Our Code of Conduct includes the following:

-	promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; promotes the full, fair, accurate, timely and understandable disclosure of our financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;

-	promotes compliance with applicable SEC and governmental laws, rules and regulations;

-	deters wrongdoing; and

-	requires prompt internal reporting of breaches of, and accountability for adherence to, the Code of Conduct.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Code of Conduct, the Audit Committee and the Board are charged with resolving any conflict of interest involving management, the Board and employees on an ongoing basis.

Review and Approval of Related Person Transactions

We have operated under a Code of Conduct since 2012. Our Code of Conduct requires all employees, officers and directors, without exception, to avoid the engagement in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company than could be obtained from an unrelated person.

The Board is responsible for reviewing and approving all transactions with related persons. We have not adopted a written policy for reviewing related person transactions. We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed.

Director Independence

The Board has affirmatively determined that each of Mr./ Ms. Crandall, Kerrey, Franks and Kondos is an independent director.  For purposes of making that determination, the Board used NASDAQ’s Listing Rules even though the Company is not currently listed on NASDAQ.

Communication with the Board or Members Thereof

Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive Officer or Chief Financial Officer through the Company’s website, www.usrareearths.com with a request to forward the same to the intended recipient. Alternatively, stockholders can direct correspondence to the Board, or any of its members, in care of the Company at 5600 Tennyson Parkway, Suite 190, Plano Texas 75024. The Company will direct the correspondence to the director. All such communications will be forwarded to the intended recipient unopened.

Nominations for Directors

Identifying Candidates

The Nominations and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominations and Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Nominations and Governance Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Nominations and Governance Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than October 1, 2014 in order to be included in the proxy statement for the next annual election of directors.

Chairman of the Nominations and Governance Committee
U.S. Rare Earths, Inc.
5600 Tennyson Parkway, Suite 190
Plano, TX 75024

Qualifications

The Nominations and Governance Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board has developed a group of criteria, which are designed to describe what qualities and characteristics are desired for the Board as a whole. The full Board conducts an annual self-evaluation of its membership with respect to the criteria. The purpose of this evaluation is to help ensure the Board remains comprised of members fulfilling the desired complement of talents and expertise for the Board as a whole. No single director is expected to have each criterion. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

The criteria are reviewed annually by the Nominations and Governance Committee and the Board to ensure they remain pertinent and robust. In general, they require that each director:

●	have the highest personal and professional ethics, integrity and values;
●	consistently exercise sound and objective business judgment; and
●	have experience in the areas of business that the Company operates in.

In addition, it is anticipated that the Board as a whole will have individuals with:

●	significant appropriate senior management and leadership experience;
●	a comfort with mining;
●	a long-term and strategic perspective; and
●	the ability to advance constructive debate and a global perspective.

Further, it is important for the Board as a whole to operate in an atmosphere where the chemistry between and among the members contributes to the Board’s success.

Candidate Selection Process

Upon receipt of a stockholder-proposed director candidate, the Chairman of the Nominations and Governance Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to be filled by adding or replacing a director. A director profile is prepared by comparing the current list of criteria with the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Nominations and Governance Committee and the Chairman of the Board for discussion and review at the next Nominations and Governance Committee meeting. During the past fiscal year, the Company did not receive any stockholder-proposed director candidates.

Similarly, if at any time the Nominations and Governance Committee or the Board determines there may be a need to add or replace a director, the Corporate Secretary, the Nominations and Governance Committee Chairman and the Chairman of the Board develop a director profile. If no candidates are apparent from any source, the Nominations and Governance Committee will determine the appropriate method to conduct a search.

Regardless of how a candidate is brought to the Nominations and Governance Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

There is no controlling shareholder group.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. During the fiscal year that ended on December 31, 2012, the Board met 9 times and took no action by written consent. The Board was enjoined from meeting from September 17, 2012 through the end of the year due to the pending litigation during that time period. All directors seeking reelection attended at least 75% of the meetings of the Board, except for John Victor Lattimore, Jr. who attended 44%. This attendance percentage resulted from meetings held during September 2012 when Mr. Lattimore was on vacation. Although the Board does not have a formal policy regarding attendance by the members of the Board at our annual meeting, all members of the Board are requested to attend the annual meeting of stockholders. This is the first annual meeting of stockholders to be held since the current board members were appointed.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee and the Compensation Committee. The Committees were formed during 2013 and held their first meetings on October 2, 2013. The committee details are detailed below. Charters for each committee are available on our website at www.usrareearths.com. The table below shows current membership for each of the standing Board committees.

Audit	Compensation	Nominating and Governance
Mark Crandall (Chairman)	Edward F. Cowle (Chairman)	Tommy Franks (Chairman)

J. Robert Kerrey	Tommy Franks	Edward F. Cowle

Carol Kondos	John Victor Lattimore, Jr.	John Victor Lattimore, Jr.

Audit Committee

The Audit Committee was formed September 5, 2013 and held its first meeting on October 2, 2013. The Audit Committee is comprised solely of the three non-employee independent Directors. The Board has determined that all the members of the Audit Committee are financially literate. The Board also has determined that Mr. Mark Crandall, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and as adopted under the Sarbanes-Oxley Act of 2002. The Board has adopted a charter for the Audit Committee, a copy of which is available on our website at www.usrareearths.com.

The Audit Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

-	appoint the independent registered accounting firm;

-	review the arrangements for and scope of the audit by independent registered accounting firm;

-	review the independence of the independent registered accounting firm;

-	consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any proposed corrective actions;

-	review and monitor our policies regarding business ethics and conflicts of interest;

-	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters; and

-	review the activities and recommendations of our accounting department

Nominations and Governance Committee

The Nominations and Governance Committee was formed September 5, 2013 and held its first meeting on October 2, 2013. The Nominations and Governance Committee is comprised of one independent and two management directors. We expect to add one independent director to the Nominations and Governance Committee in 2013. The Board has adopted a charter for this committee, which is available on our website at www.usrareearths.com.

The Nominations and Governance Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

●	assist the Board in identifying individuals qualified to become Board members, and recommend to the Board the nominees for election as directors at the next annual meeting of stockholders;

●	develop and recommend to the Board the corporate governance guidelines applicable to the Company; and

●
serve in an advisory capacity to the Board and Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of the Company and the conduct of board activities.

Compensation Committee

The Compensation Committee was formed September 5, 2013 and held its first meeting on October 2, 2013. The Compensation Committee is comprised of two management director and one independent director. We expect to add one independent director to the Compensation Committee in 2013. The Board has adopted a charter for the Compensation Committee, which is available on our website at www.usrareearths.com.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

●	recommend the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer;

●	approve the base salary, incentive compensation and any other compensation for the other officers of the Company;

●	recommend the annual compensation for the Company’s non-employee directors; and

●	administer the 2013 Stock Incentive Plan, including the review of all stock option, restricted stock, or other award grants pursuant to this plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee did not exist during 2012. Thus, no member of the Compensation Committee during the fiscal year that ended on December 31, 2012 served as an officer, former officer, or employee of the Company or participated in a related party transaction that would be required to be disclosed in this proxy statement. Further, during this period, no executive officer of the Company served as:

●
a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

●	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Board Structure and Role in Risk Oversight

The entire Board is responsible for risk oversight. Mr. John Victor Lattimore, Jr. is the Chairman of the Board. There is no lead independent director. The Company believes this structure provides acceptable risk oversight by utilizing the skills of each director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers who served during the year that ended on December 31, 2012. This compensation discussion primarily focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. We also describe compensation actions taken after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure.

The Board has responsibility for overseeing, reviewing and approving executive compensation and benefit programs.

Compensation Philosophy and Objectives

The major compensation objectives for named executive officers are as follows:

●	to attract and retain highly qualified individuals capable of making significant contributions to the long-term success of the Company;

●	to motivate and reward named executive officers whose knowledge, skills, and performance are critical to the Company’s success;

●	to closely align the interests of the Company’s named executive officers and other key employees with those of its shareholders; and

●	to utilize incentive based compensation to reinforce performance objectives and reward superior performance.

Role of Chief Executive Officer in Compensation Decisions

The Board approves all compensation for the chief executive officer. The Board makes recommendations on the compensation for the chief executive officer and approves all compensation decisions, including equity awards, for the named executive officers of the Company. Our chief executive officer makes recommendations regarding the base salary and non-equity compensation of other named executive officers that are approved by the Board in its discretion.

Setting Executive Compensation

The Board believes that compensation for named executive officers must be managed to what we can afford and in a way that allows us to meet our goals for overall performance. During 2012, the Board compensated our named executive officers as discussed in “Employment Agreements”, below. This compensation reflected our financial condition. The Board does not use a peer group of publicly-traded and privately-held companies in structuring the compensation packages.

Executive Compensation Components for the Year Ended December 31, 2012

The Board did not use a formula for allocating compensation among the elements of total compensation during the fiscal year that ended on December 31, 2012. The Board believes that in order to attract and retain highly effective people it must maintain a flexible compensation structure. For 2012, the principal component of compensation for named executive officers was salaries or consulting fees.

Salaries

Salaries are intended to ensure that our management is fairly and equitably compensated. Generally, salaries are used to appropriately recognize and reward the experience and skills that the employees bring to the Company and provide motivation for career development and enhancement. Salaries ensure that all employees continue to receive a basic level of compensation that reflects any acquired skills which are competently demonstrated and are consistently used at work.

Salaries for our named executive officers are initially established based on their prior experience, the scope of their responsibilities and the applicable competitive market compensation paid by other companies for similar positions. During 2012, the Board compensated our named executive officers as discussed in “Employment Agreements”, below. This compensation reflected our financial condition. The Board does not use a peer group of publicly-traded and privately-held companies in structuring the compensation packages.

Consulting Fees

Consulting fees are intended to ensure that our management is fairly and equitably compensated. Generally, consulting fees are used to appropriately recognize and reward the experience and skills that the consultants bring to the Company and provides motivation for career development and enhancement. Consulting fees ensures that all consultants continue to receive a basic level of compensation that reflects any acquired skills which are competently demonstrated and are consistently used at work.

Consulting fees for our named executive officers are initially established based on their prior experience, the scope of their responsibilities and the applicable competitive market compensation paid by other companies for similar positions. During 2012, the Board compensated our Chief Financial Officer with a $4,000 monthly consulting fee and 72,000 shares of our restricted common stock. This compensation reflected our financial condition. The Board does not use a peer group of publicly-traded and privately-held companies in structuring the compensation packages.

Performance-Based Incentive Compensation

The Board believes incentive compensation reinforces performance objectives, rewards superior performance and is consistent with the enhancement of stockholder value. All of our named executive officers are eligible to receive performance-based incentive compensation. The Board did not recommend or approve payment of any performance-based incentive compensation to the named executive officers during 2012 based on our financial condition.

Ownership Guidelines

The Board does not require our named executive officers to hold a minimum number of our shares. However, to directly align the interests of executive officers with the interests of the stockholders, the Board encourages each named executive officer to maintain an ownership interest in the Company.

Stock Option Program

We did not have a stock option program during 2012.

Retirement and Other Benefits

We have no other retirement, savings, long-term stock award or other type of plans for the named executive officers.

Perquisites and Other Personal Benefits

We have no perquisites or other personal benefits for the named executive officers. The Board expects to review the levels of perquisites and other personal benefits to be provided to named executive officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its three other highest paid executive officers (other than the principal financial officer) to the extent that any such individual's compensation exceeds $1 million. “performance-based compensation” (as defined for purposes of Section 162(m)) is not taken into account for purposes of calculating the $1 million compensation limit, provided certain disclosure, shareholder approval and other requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exceptions to Section 162(m). However, we may authorize compensation payments that do not comply with the exceptions to Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

Section 409A is a relatively recent provision of the Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such benefits do not comply with Section 409A of the Code, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and an additional income tax of 20% of the amount so recognized.

REMUNERATION OF EXECUTIVE OFFICERS

The following table provides information concerning remuneration of the chief executive officer, president, chief operating officer, chief financial officer and other named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010. The named executive officers that have departed since December 31, 2012 are indicated as former. Compensation includes amounts accrued under employment or consulting agreements and the cash payments are disclosed in the footnotes to each named executive officer.

Summary Compensation Table

						Non-Equity
						Incentive
					Stock	Plan	Option	Other
			Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Name	Principal Position		($)	($)	($)	($)	($)	($)	($)
Kevin Cassidy (1)	Chief Executive Officer,	12/31/2012	$-	$-	$-	$-	$-	$600,000	$600,000
	Director	12/31/2011	$-	$-	$427,500	$-	$-	$452,500	$880,000
		12/31/2010	$-	$-	$-	$-	$-	$-	$-

Michael D. Parnelll (2)	Chief Operating Officer,	12/31/2012	$137,500	$-	$270,000	$-	$-	$-	$407,500
	Director	12/31/2011	$120,703	$-	$712,500	$-	$-	$-	$833,203
		12/31/2010	$95,000	$-	$-	$-	$-	$-	$95,000

Daniel McGroarty (3)	President, Director	12/31/2012	$120,000	$-	$1,852,500	$-	$-	$-	$1,972,500
		12/31/2011	$-	$-	$712,500	$-	$-	$41,000	$753,500
		12/31/2010	$-	$-	$-	$-	$-	$-	$-

Gregory Schifrin (4)	Former Chief Operating Officer,	12/31/2012	$92,000	$-	$724,500	$-	$-	$-	$816,500
	Director	12/31/2011	$-	$-	$741,000	$-	$-	$966,324	$1,707,324
		12/31/2010	$-	$-	$-	$-	$-	$-	$-

Mathew Hoff (5)	Former Business Manager	12/31/2012	$137,500	$-	$270,000	$-	$-	$-	$407,500
		12/31/2011	$111,401	$-	$712,500	$-	$-	$-	$823,901
		12/31/2010	$93,000	$-	$-	$-	$-	$-	$93,000

Mark Scott (6)	Chief Financial Officer	12/31/2012	$-	$-	$19,440	$-	$-	$52,000	$71,440
		12/31/2011	$-	$-	$-	$-	$-	$-	$-
		12/31/2010	$-	$-	$-	$-	$-	$-	$-

(1)	Mr. Cassidy was appointed Chief Executive Officer on March 8, 2013 and served as Acting Interim Chief Executive Officer from December 10, 2012 to March 7, 2013; he was a director but not an executive officer or employee of the Company prior to such time, and he was not paid a salary for his role as Acting Interim Chief Executive Officer for the short time he served in this role during 2012. Previously, Mr. Cassidy was appointed an Independent Director on August 24, 2011. Mr. Cassidy also is the Managing Member and Founder of Logic International Consulting Group, LLC (“Logic”). The 2012 other compensation includes consulting fees that are not related to Mr. Cassidy’s employment or board service and includes payments to Logic of $100,000 and accrued but unpaid consulting fees due to Logic of $500,000 as of December 31, 2012. The 2011 other compensation includes $452,500 paid to Logic not related to Mr. Cassidy’s employment or board service. The stock award for 2011 consisted of 150,000 shares issued for Board work and was valued at the market price of $2.85 per share. See the Consulting Agreement on page 19.

On June 28, 2013, Logic converted the Company’s liabilities to it of $800,000 into 800,000 of the Company’s restricted common shares at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value as loss on settlement of debt during the three months ended June 30, 2013.

On October 7, 2013, Mr. Cassidy converted an accrued obligation of $3,000,000 for past consulting services into 3,000,000 restricted shares of our common stock at a conversion price of $1.00 per share as part of the Settlement Agreement.

(2)	Mr. Parnell was appointed Chief Operating Officer on March 8, 2013 and served as Acting Interim Chief Operating Officer from December 10, 2012 to March 7, 2013. Mr. Parnell was Chief Operating Officer March 8, 2013 to June 26, 2013 and currently serves as National Accounts Director since June 26, 2013. Mr. Parnell was a director from December 31, 2007 to June 26, 2013. The 2012 salary consists of salary paid of $52,535 and accrued but unpaid of $84,965. The 2011 and 2010 salary consists of salary paid. Mr. Parnell was granted 1,250,000 shares at the fair market price of $0.27 per share on August 31, 2012. The 2012 stock award related to severance of 1,000,000 shares of the Company’s restricted common stock based on the change in control that occurred with the U.S. Rare Earths (Delaware) merger and resulting change in control. The 1,000,000 shares were valued at the market price of $0.27. In 2011, the Company recorded the 125,000 shares for year four and five of the amended employment agreement for Mr. Parnell that vested with the U.S. Rare Earths (Delaware) merger and resulting change in control. The 250,000 shares were valued at the market price of $2.85 per share.

On June 28, 2013, Mr. Parnell forfeited 750,000 shares of the 1,250,000 issuance discussed above. This 750,000 forfeiture is part of the retrieval or “claw back” of not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services that was included in the Settlement Agreement.

(3)	Mr. McGroarty was appointed as a director on December 15, 2010 and President on November 29, 2011. Mr. McGroarty resigned as a director June 26, 2013 and as President effective July 31, 2013. The 2012 salary consists of salary paid of $40,000 and accrued but unpaid of $80,000 in accordance with his Employment Agreement dated January 1, 2012. The 2011 other compensation of $41,000 consists of consulting fees paid. The 2012 stock award consisted of 650,000 shares of the Company’s restricted common stock valued at the market price of $2.85 per share related to the signing of his Employment Agreement on January 1, 2012. The 2011 stock award related to Board work and consisted of 250,000 shares of the Company’s restricted common stock valued at the market price of $2.85 per share.

On August 14, 2013, the Company entered into Stock Repurchase Option and Severance Agreement with Daniel McGroarty, its former President, whereby (i) the Company agreed to repurchase from Mr. McGroarty 100,000 shares of the Company’s common stock on or before September 30, 2013 for a purchase price of $100,000 or $1.00 per share; and (ii) the Company agreed to pay to Mr. McGroarty the sum of $40,000 for an option to repurchase from Mr. McGroarty 800,000 shares of the Company’s common stock for a purchase price of $800,000 or $1.00 per share, to be exercised on or before April 30, 2014.  The Stock Repurchase Option and Severance Agreement became effective August 28, 2013.

(4)	Mr. Schifrin resigned from all positions on December 5, 2012. The 2012 salary consists of salary paid of $20,000 and accrued but unpaid of $72,000. The 2011 other compensation of $67,000 consists of consulting fees paid and $899,324 in fees paid or accrued to a firm controlled by Mr. Schifrin related to the staking of additional claims and filing required paperwork for the maintenance of its claims. The 2012 stock award includes (i) 240,000 shares of the Company’s restricted common stock related to his Employment Agreement that were granted at the market price of $2.85 per share; and (ii) 150,000 related to his Director services that were granted at the market price of $0.27 per share; The 2011 stock award related to his Employment Agreement of 10,000 shares of the Company’s restricted common stock that were granted and 125,000 shares for year four and five of the amended employment agreement for Mr. Schifrin that vested with the U.S. Rare Earths (Delaware) merger and resulting change in control. The 260,000 shares were granted and valued at the market price of $2.85 per share. To date, none of the 650,000 shares granted to Mr. Schifrin have been issued.

(5)	Mr. Hoff resigned as Business Manager on November 30, 2012. The 2012 salary consists of salary paid of $11,000 and accrued but unpaid of $126,500. The 2011 and 2010 salary consists of salary paid. The 2012 stock award is related to severance of 1,000,000 shares of the Company’s restricted common stock based on the change in control that occurred with the U.S. Rare Earths (Delaware) merger and resulting change in control. The 1,000,000 shares were valued at the market price of $0.27. In 2011, the Company recorded the 125,000 shares for year four and five of the amended employment agreement for Mr. Parnell that vested with the U.S. Rare Earths (Delaware) merger and resulting change in control. The 250,000 shares were valued at the market price of $2.85 per share.

On June 28, 2013, Mr. Hoff forfeited 750,000 shares of the 1,250,000 issuance discussed above. This 750,000 forfeiture is part of the retrieval or “claw back” not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services that was included in the Settlement Agreement.

Mr. Scott was appointed Chief Financial Officer on December 19, 2011. The 2012 other compensation consists of consulting fees paid of $48,000 and accrued but unpaid of $4,000. Mr. Scott was granted 72,000 shares of restricted common stock. The shares were valued at the market price of $0.27 per share. Mr. Scott’s Consulting Agreement expired December 31, 2012 and he is currently paid $5,000 per month on a month to month basis.

(6)
The Settlement Agreement  also contains certain contingent agreements, including closing funding of $6 million and the Company’s agreement to retrieve or “claw back” not less than 2.1 million shares of the Company’s common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services if the funding is closed. To date, these individuals have forfeited a total of 1.7 million shares, as set forth above and the Company expects to recover the remaining 400,000 shares in the future.

Grants of Stock Based Awards (Not Granted Under Any Plan) in Fiscal Year Ended December 31, 2012

There were no stock based awards during the fiscal year ended December 31, 2012.

Outstanding Equity Awards in Fiscal Year Ended December 31, 2012

There were no outstanding equity awards as of December 31, 2012.

Option Exercises and Stock Vested in Fiscal Year Ended December 31, 2012

There were no stock based awards or stock option grants during the fiscal year ended December 31, 2012.

EMPLOYMENT AGREEMENTS

Employment Agreements

Michael Parnell

On December 10, 2010, we entered into a Revised Employment Agreement (“Parnell Agreement”) with Michael Parnell, our former Chief Executive Officer. Under the terms of the Parnell Agreement, Mr. Parnell’s salary was $125,000 in year one, $137,500 in year two and $151,000 in year three. Mr. Parnell was awarded 300,000 shares of restricted common stock. In the event the Company is sold or merged or there is a change in control, Mr. Parnell was to receive at his discretion, severance of $500,000 in cash or restricted common stock at $0.50 per share. Mr. Parnell is eligible for vacation of six weeks, benefit programs and incentive bonuses as approved by the Board of Directors. The Parnell Agreement had a three year term and was automatically renewable for additional one year periods unless eighty days’ notice is provided by either party.

On July 26, 2011, we entered into an Addendum to a Revised Employment Agreement (“Parnell Agreement Addendum”).  The Parnell Agreement Addendum extended the term by two years to five years from December 10, 2010. Mr. Parnell’s  salary was $125,000 in year one, $137,500 in year two,  $151,000 in year three, $166,100 in year four and $182,710 in year five. We also agreed to issue 125,000 shares per year to Mr. Parnell in year four and five, provided Mr. Parnell is employed by us.  In the event of a change in control of the Company by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable. On August 31, 2012, the Board approved the issuance of 1,250,000 shares of common stock related to (i) $500,000 in severance at $.50 per share for the change in control effected on December 15, 2010: and (ii) 125,000 shares related to each of years 4 and 5 for the change in control effected on August 22, 2011, each as outlined in the Parnell Agreement and Addendum.

On June 28, 2013, Mr. Parnell forfeited 750,000 shares of the 1,250,000 issuance discussed above.

Daniel McGroarty

On November 29, 2011, Daniel McGroarty was appointed President of the Company. On January 1, 2012, the Company entered into an Employment Agreement (“McGroarty Agreement”) with Mr. McGroarty. Under the terms of the McGroarty Agreement, Mr. McGroarty’s salary was $120,000 in year one and is to be negotiated in years 2 and 3. Mr. McGroarty was awarded 650,000 shares of restricted common stock. The McGroarty Agreement had a three year term and was automatically renewable for additional one year periods unless eighty days’ notice is provided by either party. On August 27, 2012, the Board approved the McGroarty Agreement and on August 31, 2012, the Board approved the McGroarty issuance of 650,000 shares of common stock under the McGroarty Agreement.

Consulting Agreements

Logic International Consulting Group LLC

On March 11, 2011, the Company signed an exclusive Services Agreement (“Logic Agreement”) with Logic International Consulting Group LLC (“Logic”), an LLC affiliated with Kevin Cassidy, our Chief Executive Officer. Under the Logic Agreement, Logic agreed to provide certain advisory services to the Company. The Logic Agreement was automatically extended to December 11, 2013 and can be renewed for additional terms of 12 month periods unless either party gives the other 45 days written notice of termination. The Logic Agreement was cancellable with eighty days written notice.  The Logic Agreement required a monthly payment of $50,000. The Company issued a cashless warrant to Logic dated March 10, 2011 for the purchase of 1,300,000 shares of the Company’s common stock. The warrant price was $0.50 per share and it expired March 10, 2016. The warrant was valued at $2.80 per share or $3,640,000 using the Black-Scholes-Merton option valuation model. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

On November 29, 2011, the Company issued a cashless warrant to Logic for the purchase of 700,000 shares of the Company’s common stock. The warrant price was $0.50 per share and it expired November 29, 2016.  The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

On December 31, 2011, the warrant granted on March 10, 2011 for 1,300,000 shares and the warrant granted on November 29, 2011 warrant for 700,000 shares were terminated.

Also on December 31, 2011, the Company issued a new cashless warrant to Logic for the purchase of 1,300,000 shares of the Company’s common stock. The warrant price is $0.50 per share and it expires March 9, 2016. The warrant was valued at $2.85 per share or $3,705,000 using the Black-Scholes-Merton option valuation model. On December 31, 2011, the Company issued a new cashless warrant to Logic for the purchase of 700,000 shares of the Company’s common stock. The warrant price is $0.50 per share and it expires November 28, 2016.  The warrant was valued at $2.85 per share or $1,995,000 using the Black-Scholes-Merton option valuation model. The warrants may be called by the Company if it has registered the sale of the underlying shares with the SEC and a closing price of $7.00 or more for the Company’s common stock has been sustained for five trading days. The warrants contain certain piggyback registration rights.

On October 7, 2013, Mr. Cassidy converted an accrued obligation of $3,000,000 for past consulting services into 3,000,000 restricted shares of our common stock at a conversion price of $1.00 per share as part of the Settlement Agreement.

On June 28, 2013, Logic converted the Company’s liabilities to it of $800,000 into 800,000 of the Company’s restricted common shares at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value as loss on settlement of debt during the three months ended June 30, 2013.

Mark Scott

On December 19, 2011, the Company entered into a Consulting Agreement with Mark Scott in connection with his service as Chief Financial Officer of the Company. Mr. Scott received: (i) US $4,000 cash per month and (ii) restricted shares of Company common stock equaling US $3,000 per month. On August 31, 2012, the Board approved the issuance of 72,000 shares of common stock related to the Scott Consulting Agreement. The fair value of the shares was $0.27 per share. Mr. Scott’s Consulting Agreement expired December 31, 2012 and he is currently paid $5,000 per month on a month to month basis.

Potential Payments upon Termination or Change in Control

Our Employment Agreements with the named executive officers have provisions providing for severance payments as discussed below.

Michael D. Parnell Termination Payments

		Early	Not For Good	Change in
Executive	For Cause	or Normal	Cause	Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 12/31/12	on 12/31/12	on 12/31/12	on 12/31/12	on 12/31/12
Compensation:
Base salary	$-	$-	$-	$500,000	$-
Performance-based incentive
compensation	$-	$-	$-	$-	$-
Stock options	$-	$-	$-	$-	$-

Benefits and Perquisites:
Health and welfare benefits	$-	$-	$-	$-	$-
Accrued vacation pay	$-	$-	$-	$-	$-

Total	$-	$-	$-	$500,000	$-

On August 31, 2012, the Board approved the issuance of 1,250,000 shares of common stock related to (i) $500,000 in severance at $.50 per share for the change in control effected on December 15, 2010: and (ii) 125,000 shares related to each of years 4 and 5 for the change in control effected on August 22, 2011, each as outlined in the Parnell Agreement and Addendum.

Daniel McGroarty Termination Payments

		Early	Not For Good	Change in
Executive	For Cause	or Normal	Cause	Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 12/31/12	on 12/31/12	on 12/31/12	on 12/31/12	on 12/31/12
Compensation:
Base salary (1)	$-	$-	$120,000	$240,000	$-
Performance-based incentive
compensation	$-	$-	$-	$-	$-
Stock options	$-	$-	$-	$-	$-

Benefits and Perquisites:
Health and welfare benefits	$-	$-	$-	$-	$-
Accrued vacation pay	$-	$-	$-	$-	$-

Total	$-	$-	$120,000	$240,000	$-

(1)  Reflects twelve month's severance to be paid upon termination without cause and twenty four months upon termination in a change of control. Mr. McGroarty resigned effective July 31, 2013.

DIRECTOR COMPENSATION

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during the year ended December 31, 2012. The Board was enjoined from meeting from September 17, 2012 through the end of the year due to the pending litigation during that time period. See Legal Proceedings.

	Stock	Option
Name	Awards (1)	Awards	Total
John Victor Lattimore, Jr. (affiliate) (1)	$54,000	-	$54,000
Harvey Kaye	-	-	-
Edward F. Cowle (affiliate) (2)	40,500	-	40,500
H. Deworth Williams (affiliate) (2)	40,500	-	40,500
Geoff Williams (affiliate) (2)	40,500	-	40,500
Winston Marshall (affiliate) (2)	40,500	-	40,500
	$216,000	-	$216,000

(1)	The amount represents 200,000 shares awarded August 27, 2012 at $0.27 per share for Board work.
(2)	The amounts represent 150,000 shares awarded August 27, 2012 at $0.27 per share for Board work, which have not yet been issued.

We use stock grants to incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. During the year ended December 31, 2012, Michael Parnell, Daniel McGroarty and Gregory Schifrin received stock grants. The compensation disclosed in the Summary Compensation Table on page 41 represents the total compensation.

Compensation Paid to Board Members

Our independent non-employee directors are not compensated in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of October 7, 2013 by:

●	each director and nominee for director;

●	each person known by us to own beneficially 5% or more of our common stock;

●	each officer named in the summary compensation table elsewhere in this report; and

●	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of October 7, 2013, there were 30,595,250 shares of common stock outstanding and entitled to vote and the beneficially owned shares include where applicable any shares that the party has the right to acquire within 60 days of October 7, 2013. Each share of common stock is entitled to one vote on each matter presented.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Benefically Owned Shares
	Actual	Percent
Directors and Officers-
Michael Parnell Living Trust/ Michael Parnell, Living Trust (affiliate)	1,247,175	4.1%
Mark Scott	72,000	*
John Victor Lattimore, Jr./ Unique Materials LLC/ Lattimore Properties, Inc./ John and Mark Family Limited Partnership (affiliate) (1)	5,084,487	16.	4%
Kevin Cassidy/ Logic International Consulting Group LLC (affiliate) (2)	5,375,000	16.8%
Edward F. Cowle (affiliate)	3,750,000	12.3%
Nancy Ah Chong	-	*
Mark Crandall	-	*
J. Robert Kerrey	-	*
Tommy Franks	-	*
Carol Kondos	100,000	*
Total Directors and Officers (10 in total)	15,628,662	51.1%

(1) Reflects the shares beneficially owned by John Victor Lattimore, Jr. and affiliated entities, including warrants totaling 350,880 shares that Mr. Lattimore has the right to acquire within 60 days of October 7, 2013.

(2) Reflects the shares beneficially owned by Kevin Cassidy and affiliated entities, including warrants totaling 1,425,000 shares that Mr. Cassidy has the right to acquire within 60 days of October 7, 2013.

	Shares
	Beneficially Owned
	Number	Percentage
Greater Than 5% Ownership

Edward F. Cowle (affiliate)	3,750,000	12.3%
1 Renaissance Square Apt 17 F
White Plains, New York 10601

H. Deworth Williams (affiliate)	3,595,000	11.8%
2681 East Parleys Way, Suite 204
Salt Lake City, UT 84109

John Victor Lattimore, Jr./ Unique Materials LLC/ Lattimore Properties, Inc.
and John and Mark Family Limited Partnership (affiliate)	5,084,487	16.4%
5600 Tennyson Parkway, Suite 190
Plano, TX 75034

Kevin Cassidy/ Logic International Consulting Group LLC/ (affiliate)	5,375,000	16.8%
711 Fifth Avenue
New York, New York 10022

SECTION16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during the year ended December 31, 2012 its executive officers, directors and 10% holders complied with all filing requirements, with the following possible exceptions:

         1. Form 13D’s for Geoff Williams and the Children's International Obesity Foundation, Inc. were not filed during 2012.

         2. Form 4’s for Geoff Williams dated May 29, 2012, May 30, 2012, June 12, 2012, and June 13, 2012 were filed on July 31, 2012.

         3. A Form 13-D for H. Deworth Williams dated April 27, 2012 and due May 3, 2012 was filed on May 9, 2012.

         4. A Form 3 for Winston Marshall, M.D. dated August 27, 2012 and due August 29, 2012 has not been filed.

PROPOSAL 1

To ratify the amendment and restatement of the Company’s Bylaws

Background, Purpose and Effects, Procedures of Proposal

The Company’s previous Bylaws have been in effect since 2010. The Board determined it was appropriate to update the Bylaws to reflect current corporate law in Nevada, the Company’s state of incorporation.

The amended and restated Bylaws were approved by the Board of Directors on September 5, 2013. While approval of the amended and restated Articles of Incorporation is required under Nevada corporate law, the Board has the power and authority under the current Bylaws to amend the Bylaws without stockholder approval. However the Board determined it was in the best interests of the Company and its stockholders to have the stockholders ratify the amended and restated Bylaws.

The following is a brief summary of the changes to the amended and restated Bylaws from the previous Bylaws.  This discussion is qualified in its entirety by reference to the full text of the amended and restated Bylaws, which are attached hereto as Annex 2.    The previous Bylaws may be found as an exhibit to the Company’s Form 10-SB registration statement filed with SEC on July 28, 2000 http://www.sec.gov/edgar/searchedgar/companysearch.html; enter company name “U.S. Rare Earths, Inc.”

Certain changes to Bylaws

Among the provisions in the amended and restated Bylaws that were not in the previous bylaws is a provision governing the submission of notice of stockholder business to be brought before an annual meeting of stockholders that makes such notice consistent with current SEC rules, and a provision regarding the nomination of directors by stockholders. The amended and restated Bylaws also change the maximum number of directors from 7 to 9.

Your Board Recommends That Stockholders Vote FOR The Ratification of the Amendment and Restatement of the Company’s Bylaws

PROPOSAL 2

Election of Directors

Composition of the Board

Currently, the Board consists of eight directors. If elected, each of the director nominees will serve on the Board until the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If any of the eight (8 nominees should become unable to serve upon his or her election, the persons named on the proxy card as proxies may vote for other person(s) nominated by the Board. Management has no reason to believe that any of the eight nominees for election named below will be unable to serve.

Note About Rules Relating to Broker Voting

Under rules approved by the Securities and Exchange Commission effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections. In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result. Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.

              The nominees for Director are:

● Kevin Cassidy
● John Victor Lattimore, Jr.
● Edward F. Cowle
● Nancy Ah Chong
● Mark Crandall
● J. Robert Kerrey
● Tommy Franks
● Carol Kondos

The sections titled “Directors and Executive Officers” on pages 7 to 10 of this proxy statement contain information about the experience and qualifications that caused the Nominations and Governance Committee and the Board to determine that these nominees should serve as directors of the Company.

Your Board Recommends That Stockholders Vote FOR All Eight Nominees Listed Above

PROPOSAL 3

To adopt the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan

The Company is asking the shareholders to approve the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan (the “Plan”), the material terms of which are more fully described below. The Board of Directors approved the Plan on September 5, 2013, subject to the shareholder approval solicited by this proxy statement. The purpose of the Plan is to assist the Company and its affiliates in attracting, retaining and providing incentives to employees, directors, consultants and independent contractors who serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the shareholders of the Company.

Description of the Plan

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”) Performance Awards and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Annex 1. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

All Employees, Non-Employee Directors, consultants and independent contractors of the Company and its Affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of October 7, 2013, the number of employees eligible to participate in the Plan was thirteen, the number of consultants and independent contractors eligible to participate in the Plan was five, and the number of non-employee directors eligible to participate in the Plan was nine.

Administration

Except with respect to Awards granted to Non-Employee Directors, the Plan is administered by the Board of Directors, unless the Board of Directors appoints another committee or person(s) for such purpose. If no such appointment is in effect at any time, the committee shall mean the Board (the “Committee”). With respect to Awards granted to Non-Employee Directors, the Board of Directors serves as the Committee, unless the Board of Directors appoints another committee or person(s) for such purpose. The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued under the Plan is five million (5,000,000), provided that no more than one million (1,000,000) shares may be issued pursuant to Awards that are not Options, and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is one million (1,000,000) shares.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. If any shares of Restricted Stock are forfeited, or if any Award terminates, expires or is settled without all or a portion of the shares of Common Stock covered by the Award being issued, such shares will again be available for the grant of additional Awards. Further, if an Option is surrendered pursuant to a “net issuance” as described below, the number of shares covered by the surrendered Option, reduced by the number of shares of Common Stock issued pursuant to the net issuance, will be available for the grant of additional Awards.

Options

The Plan authorizes the grant of Nonqualified Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code and may be granted only to Section 422 Employees. A Section 422 Employee is an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after the adoption of the Plan. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than the fair market value (110% of the fair market value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) after its date of grant. The Committee may permit the exercise of an Option on a “net issuance” basis pursuant to which the Participant surrenders an Option and receives in exchange shares of Common Stock with a fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares subject to the surrendered Option, and (ii) the exercise price of the surrendered Option. The Committee may condition the grant or vesting of an Option on the achievement of one or more Performance Goals, as described below.

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals, as described below.

RSUs

The Plan authorizes the Committee to grant RSU Awards. RSU Awards granted under the Plan are contingent awards of Common Stock (or the cash equivalent thereof). Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Committee deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more Performance Goals, as described below. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of RSUs, but instead shares of Common Stock (or the case equivalent thereof) are issued upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of one or more Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals established by the Committee. For purposes of the limit on the number of shares of Common Stock with respect to which an Employee may be granted Awards during any fiscal year, a Performance Award is deemed to cover the number of shares of Common Stock equal to the maximum number of shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any Employee pursuant to all Performance Awards granted to such Employee during a fiscal year may not exceed $250,000.

Other Stock-Based Awards

The Plan authorizes the grant of Other Stock-Based Awards. Other Stock-Based Awards shall cover such number of shares of Common Stock and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

Dividends and Dividend Equivalents

The terms of an Award may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock.

Performance Goals

The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

If the outstanding Common Stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee shall substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the type of consideration to be received upon exercise or vesting of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the Plan, and/or (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the fiscal year.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to the Company by the Participant of unencumbered shares of Common Stock.

Termination and Amendment

The Board of Directors may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board of Directors may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Term of the Plan

Unless sooner terminated by the Board of Directors, the Plan will terminate on September 4, 2023. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. Generally, a Participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, RSUs, Performance Awards and Other Stock-Based Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option is exercised, or in the case of an RSU, Performance Award or Other Stock-Based Award, on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award or Other Stock-Based Award, the amount of cash and the fair market value of any shares of Common Stock received.

Restricted Stock. Unless a Participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to a substantial risk of forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Restricted Stock Award, an RSU, a Performance Award or an Other Stock-Based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Committee will administer and interpret the Plan and Awards accordingly.

Securities Authorized for Issuance under Equity Compensation Plans

There are no securities authorized by shareholders under equity compensation plans prior to the 2013 Stock Incentive Plan that is included in Proposal 2.

Your Board Recommends That Stockholders Vote FOR To Adopt the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan

PROPOSAL 4

To approve an amendment of the Company’s Articles of Incorporation allowing the Company’s stockholders, to act by less than unanimous written consent in any matter requiring stockholder action as permitted under Nevada corporate law.

Background, Purpose and Effects, Procedures of Proposal

The Company’s current Articles of Incorporation have been in effect since 2007. The Board has determined it was appropriate to add a provision to allow the Company’s stockholders to act by less than unanimous written consent in any matter requiring stockholder action as permitted under Nevada corporate law.

The amended and restated Articles of Incorporation were approved by the Board of Directors on September 5, 2013, subject to approval by the stockholders as required under Nevada corporate law.

This discussion is qualified in its entirety by reference to the full text of the amended and restated Articles of Incorporation, which are attached hereto as Annex 3.

Procedure for Effecting Proposed Amendment and Restatement of Articles of Incorporation

If our stockholders approve this proposal, the Company will file a certificate amending and restating our Articles of Incorporation reflecting such amendment with the Secretary of State of the State of Nevada.

Your Board Recommends That Stockholders Vote

FOR

An Amendment of the Company’s Articles of Incorporation allowing the Company’s stockholders to act by less than unanimous written consent in any matter requiring stockholder action as permitted under
Nevada corporate law.

PROPOSAL 5

To approve an amendment of the Company’s Articles of Incorporation providing for indemnification of officers and directors of the Company as permitted under Nevada corporate law.

Background, Purpose and Effects, Procedures of Proposal

The Board has determined it was appropriate to add a provision providing for the indemnification of its officers and directors as permitted under Nevada corporate law.

The amended and restated Articles of Incorporation were approved by the Board of Directors on September 5, 2013, subject to approval by the stockholders as required under Nevada corporate law.

This discussion is qualified in its entirety by reference to the full text of the amended and restated Articles of Incorporation, which are attached hereto as Annex 3.

Procedure for Effecting Proposed Amendment and Restatement of Articles of Incorporation

If our stockholders approve this proposal, the Company will file a certificate amending and restating our Articles of Incorporation reflecting such amendment with the Secretary of State of the State of Nevada.

Your Board Recommends That Stockholders Vote

FOR

An Amendment of the Company’s Articles of Incorporation providing for the indemnification of the Company’s officers and directors as permitted under Nevada corporate law.

PROPOSAL 6

Ratification of the Appointment of PMB Helin Donovan, LLP as the
Company’s Independent Registered Public Accounting Firm
for the fiscal year ended December 31, 2013

At its October 3, 2013 meeting, the Audit Committee recommended and approved the appointment of PMB Helin Donovan, LLP (“PMB”) as our independent registered public accounting firm (independent auditors) to examine our consolidated financial statements for the fiscal year ended December 31, 2013. The Board is seeking the stockholder ratification of such action.

Action by our stockholders is not required by law in connection with the appointment of our independent accountants. If the Company’s stockholders do not ratify this appointment, the appointment will be reconsidered by the Company.

PMB has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. It is expected that representatives of PMB will not attend the Annual Meeting and therefore will not be available to answer questions.

Dismissal of GBH CPAs, PC

On January 20, 2012, we dismissed GBH CPAs, PC as its independent registered public accounting firm. The decision to change accountants was approved by a Director.

GBH’s reports on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the our fiscal years ended December 31, 2009 and 2010 and through January 20, 2012, (i) there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GBH’s satisfaction, would have caused GBH to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than: At December 31, 2009, and during the interim periods of 2009 and 2010, the Company reported a material weakness in internal control over financial reporting.

Engagement of PMB Helin Donovan LLP

On January 23, 2012, we, upon the Director’s approval, engaged the services of PMB Helin Donovan LLP as our new independent registered public accounting firm to audit our consolidated financial statements as of December 31, 2011 and for the year then ended. PMB will also perform a review of the unaudited consolidated quarterly financial statements to be included in our quarterly reports on Form 10-Q, which review will include financial quarters beginning with the quarter ending March 31, 2012.

During each of our two most recent fiscal years and through the date of this report, (a) we have has not engaged PMB as either the principal accountant to audit the our financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult PMB with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Audit Committee Pre-Approval Policy

Starting in 2013, we formed an Audit Committee and expect to establish a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy is expected to set out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit our financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Exchange Act.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Board engaged PMB Helin Donovan, LLC to perform an annual audit of our financial statements for the years ended December 31, 2012 and 2011. The Board engaged GBH CPAs, PC to perform an annual audit of our financial statements for the year ended December 31, 2010. The following is the breakdown of aggregate fees paid the last three fiscal years:

		Years Ended,
	December 31, 2012	December 31, 2011	December 31, 2010
Audit fees	$27,498	$11,500	$21,000
Audit related fees	14,000	49,920	25,000
Tax fees	6,000	-	-
All other fees	-	4,540	-

	$47,498	$65,960	$46,000

-   "Audit fees" are fees paid for professional services for the audit of our financial statements.

        - “Audit-Related fees” are fees to us for services not included in the first two categories, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

         - “Tax Fees” are fees primarily for tax compliance in connection with filing US income tax returns.

         - “All Other Fees” are fees primarily for acquisition services.

Your Board Recommends that Stockholders Vote

FOR

Ratification of the Appointment of PMB Helin Donovan, LLP as the
Company’s Independent Registered Public Accounting Firm
for the fiscal year ended December 31, 2013

PROPOSAL 7

Advisory vote on the compensation of the Company’s named executive officers

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers as set forth in this Proxy Statement.

Starting 2013, we are designing our executive compensation program to attract and retain highly qualified, superior leaders, reward performance, and align our executives' interests with the long-term interests of our stockholders. Highlights of our program are expected to include the following:

●
Pay for Performance. Our incentive program is designed to emphasize a pay-for-performance relationship. A portion of our senior executives' compensation is tied to company and individual performance. The main components of our executive compensation program are base salary and incentive awards, including both cash-based and equity-based awards. We do not provide guaranteed bonuses or stock options.

●	Alignment with Stockholder Interests. We promote the alignment of our executives' interests with stockholder interests by focusing on key measures of long-term value creation.

●
Responsible Pay Practices. Our executive compensation packages do not provide tax gross ups for our executives. In addition, we have adopted policies covering our executives that require compensation clawbacks in certain circumstances.

We believe that our executive compensation program plays a key role in our long-term success. As required by Section 14A of the Securities and Exchange Act of 1934, we request your vote supporting the following non-binding resolution:

RESOLVED: That the stockholders approve, in a non-binding vote, the compensation of the company's Named Executive Officers as set forth in this Proxy Statement.

Your Board Recommends that Stockholders Vote FOR Advisory vote on the compensation of the Company’s named executive officers

PROPOSAL 8

Advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers

We are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Number 5 above should occur every year, every two years or every three years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation for our Named Executive Officers every three years is the most appropriate policy for the Company at this time. The Board recognizes that executive compensation disclosures are made annually. Holding an advisory vote on executive compensation every three years should provide the Company with sufficient feedback on our compensation disclosures.

This advisory vote on the frequency of future advisory votes on compensation paid to our Named Executive Officers is non-binding on the Board. Stockholders will be able to specify on the proxy card whether you prefer the vote to occur every year, two years, three years, or may abstain from voting on this proposal.

Although non-binding, the Board and the Compensation Committee will carefully review the voting results. In the future, the Board may change the vote frequency based on the nature of the Company's compensation programs, input from our stockholders, and the Board's views on the best way to obtain meaningful stockholder input.

Your Board Recommends that Stockholders Vote FOR A Non-Binding Advisory vote every three years on the compensation of the Company named executive officers

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, the proposal must be submitted to the Secretary of the Company (addressed to U.S. Rare Earths, Inc., Attn: Corporate Secretary, U.S. Rare Earths, Inc. 5600 Tennyson Parkway, Suite 190, Plano Texas 75024 in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary on or before October 1, 2014. If, however, the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after November 14, 2014, any stockholder proposal must be received by the Secretary of the Company a reasonable time before we begin to print and send our proxy materials.

In accordance with the provisions of the Company’s Amended and Restated Bylaws, any stockholder proposals for the 2014 Annual Meeting of Stockholders that are submitted outside the processes of Rule 14a-8 (i.e., proposals that are not submitted for inclusion in the Company’s proxy statement) will be considered untimely if they are received by our Secretary after October 1, 2014. If, however, the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after November 14, 2014, any such proposal will be considered untimely if it is received (i) after the date that is 45 days prior to the date of the 2014 Annual Meeting of Stockholders (if at least 60 days’ advance notice of the meeting is given to stockholders), or, if less than 60 days’ advance notice is given to stockholders, (ii) after the date that is 15 days after the date on which notice of the 2014 Annual Meeting of Stockholders is given to stockholders.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, accompanies this Proxy Statement. Any exhibit to the Form10-K will be made available, free of charge, upon written request. Written requests should be addressed to U.S. Rare Earths, Inc., Attn: Investor Relations, 5600 Tennyson Parkway, Suite 190, Plano Texas 75024. Copies of these documents may also be accessed electronically via the SEC’s website at http://www.sec.gov.

Mark Scott
Secretary
Plano, TX
October __, 2013

U.S. RARE EARTHS, INC.
5600 TENNYSON PARKWAY, SUITE 190
PLANO, TX 75024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Victor Lattimore, Jr., Kevin Cassidy or Mark Scott, and each of them individually, as Proxies, with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of U.S. Rare Earths, Inc. (the “Company”) held of record by the undersigned on November 14, 2013, at the Annual Meeting of Stockholders to be held at the Marriott Legacy Town Center, 7121 Bishop Road, Plano, TX 75024, at 1 p.m. CST on Thursday, November 14, 2013, or any adjournment or postponement thereof.

__X__ Please mark your votes as in this example.

Please complete, sign, date and mail in the envelope provided.

Proposal 1:	To ratify an amendment and restatement of the Company’s Bylaws.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 2:	To elect eight nominees to serve on the Board of Directions until the 2014 Annual Meeting of Stockholders: Kevin Cassidy, John Victor Lattimore, Jr., Edward F. Cowle, Nancy Ah Chong, Mark Crandall, J. Robert Kerrey, Tommy Franks, Carol Kondos.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold authority.

FOR	☐
All nominees
(except as marked to the contrary below)

WITHHOLD	☐
AUTHORITY
 (to vote for all nominees listed above)

Kevin Cassidy	☐

John Victor Lattimore, Jr.	☐

Edward F. Cowle	☐

Nancy Ah Chong	☐

Mark Crandall	☐

J. Robert Kerrey	☐

Tommy Franks	☐

Carol Kondos	☐

Continued on reverse

3.	To adopt the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	To approve an amendment of the Company’s Articles of Incorporation allowing the Company’s stockholders to act by less than unanimous written consent in any matter requiring stockholder action as permitted under Nevada corporate law.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	To approve an amendment of the Company’s Articles of Incorporation providing for indemnification of the officers and directors of the Company as permitted under Nevada corporate law.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	To ratify the appointment of PMB Helin Donovan, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

8.	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

9.	To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR proposals 1-9.

  Please mark, sign, date, and return he proxy card promptly using the enclosed envelope.

  Signature__________________________       Signature if held jointly ___________________________  Date_________, 2013

NOTE:  Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Annex 1

U.S. RARE EARTHS, INC.
2013 STOCK INCENTIVE PLAN

1. Definitions.  In the Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity, designated by the Committee, in which the Company has a significant interest.

1.2. “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify.  The Committee in its discretion may, but not need, require a Participant to sign an Agreement.

1.3. “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

1.4. “Board” means the Board of Directors of the Company.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the Compensation Committee of the Board or such other committee(s) appointed by the Board to administer the Plan or to make and/or administer specific Awards hereunder.  If no such appointment is in effect at any time, “Committee” shall mean the Board.  Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.7. “Common Stock” means the Company’s common stock, par value $.001 per share.

1.8. “Company” means U.S. Rare Earths, Inc. , and any successor thereto.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.1.

1.10. “Date of Grant” means the date on which an Award is granted under the Plan.

1.11. “Eligible Person” means any person who is (a) an Employee (b) a Non-Employee Director or (c) a consultant or independent contractor to the Company or an Affiliate.

1.12. “Employee” means any individual determined by the Committee to be an employee of the Company or an Affiliate.

1.13. “Exercise Price” means the price per Share at which an Option may be exercised.

1.14. “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select; provided, however, that in the case of an Option, in all events Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.

1.15. “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

1.16. “Non-Employee Director” means any member of the Board, or of an Affiliate’s board of directors, who is not an Employee.

1.17. “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

1.18. “Option” means an option to purchase Shares granted pursuant to Section 6.

1.19. “Option Period” means the period during which an Option may be exercised.

1.20. “Other Stock-Based Award” means an Award granted pursuant to Section 12.

1.21. “Participant” means an Eligible Person who has been granted an Award.

1.22. “Performance Award” means a performance award granted pursuant to Section 10.

1.23. “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.24. “Plan” means this U.S. Rare Earths, Inc.  2013 Stock Incentive Plan, as amended from time to time.

1.25. “Restricted Stock” means Shares granted pursuant to Section 8.

1.26. “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

1.27. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

1.28. “Share” means a share of Common Stock.

1.29. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2. Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan.  The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions.  In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted thereunder.  The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.  The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility.  Awards may be granted only to Eligible Persons; provided that (a) Incentive Stock Options may be granted only Eligible Persons who are Section 422 Employees; and (b) Options may be granted only to persons with respect to whom Shares constitute stock of the service recipient (within the meaning of Section 409A of the Code and the applicable Treasury Regulations thereunder).

5. Stock Subject to Plan.

5.1. Subject to adjustment as provided in Section 13, (a) the maximum number of Shares that may be issued under the Plan is five million (5,000,000) shares, provided that no more than one million (1,000,000) shares may be issued pursuant to Awards that are not Options, and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is one million (1,000,000) shares.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

5.2. If an Option expires or terminates for any reason without having been fully exercised or is surrendered pursuant to Section 6.4, if shares of Restricted Stock are forfeited, or if Shares covered by a Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld to pay withholding taxes with respect to an Award, no such withheld Shares shall again be available for the grant of Awards hereunder.

6. Options.

6.1. Options granted under the Plan to Eligible Persons shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees on the Date of Grant.  Each Option granted under the Plan shall be identified as either a Nonqualified Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Company and any parent or subsidiary corporation) exceeds USD $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.  For purposes of this Section 6.1, Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares was granted.  Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify.  The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2. The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.  Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

6.4. To the extent provided in an Agreement, a Participant may surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts), that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (a) the Fair Market Value on the date of surrender over (b) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares.  Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7. Exercise of Options.

7.1. Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.  To the extent provided in the applicable Agreement, payment may be made by (a) delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six months, or such other period, if any, as may be required by the Committee), valued at Fair Market Value on the Date of Exercise or (b) delivery of a promissory note as provided in Section 7.2.

7.2. To the extent provided in the applicable Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing the Participant’s obligation to make future cash payment thereof.  Promissory notes made pursuant to this Section 7.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

8. Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award.  Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify.  Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

9. Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

10. Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash and/or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals, and (b) contains such other terms and conditions as may be determined by the Committee.  For purposes of Section 5.1(b) hereof, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a fiscal year shall not exceed $250,000.

11. Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

12. Other Stock-Based Awards.  The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”).  Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

13. Capital Events and Adjustments.  In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b).

14. Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that, after the Plan has been approved by the stockholders of the Company, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment or termination.

15. Modification, Substitution of Awards.

15.1. Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award and (b) subject to Section 13, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

15.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.  Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.1(b), except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

15.3. Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under the Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, the fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.

16. Foreign Employees.  Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.  The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

17. Stockholder Approval.  The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14, are subject to approval by vote of the stockholders of the Company at an annual or special meeting of the stockholders within twelve (12) months of the date of its adoption by the Board.

18. Withholding.  The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements.  To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by one or any combination of the following means:  (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

19. Term of Plan.  Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the earlier of that date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

20. Indemnification of Committee.  In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

21. General Provisions.

21.1. The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.  Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

21.2. Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

21.3. The interests of any Eligible Person under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

21.4. The Plan shall be governed, construed and administered in accordance with the laws of the State of Washington, without giving effect to the conflict of law principles.

21.5. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

21.6. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Committee.

21.7. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.8. Notwithstanding any other provision of the Plan to the contrary, to the extent any Award (or a modification of an Award) under the Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.

Annex 2
U.S. RARE EARTHS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

1.1.           Registered Office.  The address of the Corporation’s registered office in the State of Nevada is 2215-B Renaissance Drive, Las Vegas, Nevada 89119.  The name of the Corporation’s registered agent at such address is CSC Services of Nevada, Inc.

1.2           Other Offices.  The Corporation also may have offices at such other places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1           Location of Meetings.  Annual and special meetings of the stockholders shall be held at such place within or without the State of Nevada as the Directors may, from time to time, fix.  Whenever the Directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation located in Plano, Texas.

2.2           Annual Meeting.  The annual meeting of stockholders shall be held each year at such time and place, within or outside of the State of Nevada, as shall be designated by the Board of Directors and stated in the notice of the meeting.  At the annual meeting the stockholders shall elect Directors of the Corporation and may transact any other business that is properly brought before the meeting.

2.3           Business at Annual Meetings; Advance Notice Provision.

(i)           No business may be transacted at an annual meeting of stockholders, other than business that is of proper matter for stockholder action and as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in Section 2.3(ii) below as to any business submitted by a stockholder other than director nominations which shall be governed exclusively by Section 3.3 below.  This Section 2.3 shall be the exclusive means for a stockholder to submit business other than director nominations before a meeting of the stockholders (and other than proposals brought under Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).

(ii)           For any business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  This subsection (ii) shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.  To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if notice of the meeting is mailed or the first public announcement of the date of such annual meeting is made less than 75 days prior to the date of such annual meeting, the 15th day following the date on which such notice is mailed or such public announcement of the date of such meeting is first made by the Corporation, whichever occurs first.  In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.  A stockholder’s notice to the Secretary shall set forth the following information and shall include a representation as to the accuracy of the information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business; (c) the class and number of shares of the Corporation that are directly or indirectly, owned beneficially and/or of record by the stockholder; (d) any option, warrant, convertible, security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (e) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote or has granted a right to vote any shares of any security of the Corporation; (f) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (g) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder that are separated or separable from the underlying shares of the Corporation; (h) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (i) any performance-related fees (other than an asset-based fee) that the stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any; (j) any arrangement, rights or other interests described in subsections (c) through (i) above held by members of such stockholder’s immediate family sharing the same household; (k) any other information related to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; (l) any material interest of the stockholder in such business; (m) a description of any arrangements and understandings between such stockholder and any other person or persons in connection with the proposal of such business by such stockholder; and (n) any other information as reasonably requested by the Corporation.  The information described in subsections (c) through (j) above is hereinafter collectively referred to as the “Ownership and Rights Information.”

(iii)           Notwithstanding the foregoing or any other provisions of these Bylaws, including Section 3.3 below, a stockholder also shall comply with all applicable laws, regulations and requirements, including requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals or nominations as to any other business to be considered pursuant to this Section 2.3 or Section 3.3 below.

(iv)           Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.  Notice of stockholder proposals that are, or that the submitting stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

2.4           Notice of Annual Meeting.  Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) but not more than sixty (60) days prior to the meeting.  Such notice shall state the location, date and hour of the meeting, but the notice need not specify the business to be transacted thereat.

2.5           Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law or by the Articles of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, and not at the request of any other person or persons.  Such request must state the purpose or purposes of the proposed meeting.

2.6           Notice of Special Meetings.  Written notice of a special meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) but not more than sixty (60) days prior to the meeting.  Such notice shall state the location, date and hour of the meeting and shall describe the order of business to be addressed at the meeting.  Business transacted at all special meetings shall be confined to the matters stated in the notice.

2.7           Presiding Officer at Stockholder Meetings.  The Chair of the Board shall preside at all meetings of the stockholders, provided that the Chair may designate the Chief Executive Officer to preside in the Chair’s stead.  In the Chair’s absence, the Chief Executive Officer shall preside, and in the absence of both, the Board shall appoint a person to preside.

2.8           Quorum; Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Articles of Incorporation, or these Amended and Restated Bylaws (the “Bylaws”).  If such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.  Even if a quorum is present or represented at any meeting of the stockholders, the presiding officer of the meeting, for good cause, or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time.  If the time and place of the adjourned meeting are announced at any meeting at which an adjournment is taken, no further notice of the adjourned meeting need be given; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.9           Vote Required.  In all matters other than the election of Directors, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before a meeting unless the question is one upon which by express provision of the Articles of Incorporation or of these Bylaws, or by law, a different vote is required in which case such express provision shall govern and control the decision of such question.  Directors shall be elected, by ballot, by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the election of directors; provided, however, that a stockholder shall not be permitted to cumulate his/her votes with respect to the election of Directors.

2.10           Voting; Proxies.  At any meeting of the stockholders every holder of shares entitled to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than six (6) months prior to the date of said meeting, unless said instrument provides for a longer period, but in no event may such period exceed three (3) years from the date of its creation.  Each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

2.11           Stockholder Lists.  At least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary.  Such list shall be open for said ten days to examination by any stockholder for any purpose germane to the meeting during regular business hours at the place where the meeting is to be held, or at such other place within the city in which the meeting is to be held as shall be specified in the notice of the meeting, and also shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

2.12           Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a greater proportion of voting power is required for such an action under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), any other applicable law, or the Corporation’s Articles of Incorporation, then that greater proportion of written consents shall be required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.  All such written consents shall be filed with the records of the meetings of the stockholders of the Corporation.

ARTICLE III
DIRECTORS

3.1           Powers.  The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2           Number of Directors.  The number of Directors which shall constitute the Board shall be fixed from time to time by resolution of a majority of Directors in office; provided, however, that their number shall not be less than three (3) nor more than nine (9), and shall not be increased by more than two (2)  directors in any calendar year.

3.3           Term.  Directors shall be elected at each annual meeting of the stockholders.  Each Director so elected shall serve for a one-year term and until his/her successor is elected and qualified.  If a Director dies, resigns, or is removed, the Director’s replacement shall serve throughout the remaining portion of the Director’s term, and thereafter until the Director’s successor is elected and qualified.  Directors are not required to be stockholders of the Corporation.  The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the Chair of the Board who shall perform such duties as are specified in these Bylaws or are properly required of the Chair by the Board of Directors.

3.4           Nominations.  Nominations for the election of Directors may be made by the Board, by the Nominations and Governance Committee, or by any stockholder entitled to vote for the election of Directors.  Nominations proposed by the Board or the Nominations and Governance Committee shall be given by the Chair on behalf of the Board or committee.  Nominations by stockholders shall be in writing and in the form prescribed below, and shall be effective when delivered by hand or received by registered first-class mail, postage prepaid, by the Secretary of the Corporation not less than fourteen (14) days nor more than eighty (80) days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to stockholders, such writing shall be received by the Secretary of the Corporation not later than the close of the seventh (7th) day following the day on which notice of the meeting was mailed to stockholders.  Nominations by stockholders shall be in the form of a notice which shall set forth: (a) as to each nominee (i) the name, age, business address and, if known, residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the Ownership and Rights Information as it relates to the nominee, (iv) the consent of the nominee to serve as a Director of the Corporation if so elected, (v) a description of all arrangements or understandings between the stockholder and the nominee, (vi) a description of all arrangements or understandings between the stockholder and any other person or persons pursuant to which the nomination is to be made by the stockholder, and (vii) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of Directors, or otherwise required pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the Ownership and Rights Information, and (iii) and any other information as reasonably requested by the Corporation.  Such stockholder notice shall include a representation as to the accuracy of the information set forth in the notice.  In addition, each nominee must complete and sign a questionnaire, in a form provided by the Corporation, to be submitted with the stockholder’s notice, that inquires as to, among other things, the nominee’s independence and director eligibility.

Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.  This Section 3.4 shall be the exclusive means for a stockholder to submit business constituting director nominations before a meeting of the stockholders (other than proposals brought under Rule 14a-8 of Regulation 14A of the Exchange Act, which proposals are not governed by these Bylaws).

3.5           Vacancy.  If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, seventy-five percent (75%)  of the remaining Directors, though less than a quorum, shall choose a successor, who shall hold office until the next election of Directors and such Director’s successor shall be elected and qualified.

3.6           Resignation.  Any Director of the Corporation may resign from the Board of Directors at any time by giving notice in writing or by electronic transmission to the Chair of the Board and contemporaneously to the Secretary of the Corporation.  The resignation shall be effective when the resignation notice is delivered unless the notice specifies a later effective date or an effective date determined upon the happening of an event or events, and the acceptance of such resignation shall not be necessary to make it effective.

3.7           Removal of Directors.  The entire Board of Directors or any individual Director may be removed from office, with or without cause, prior to the expiration of their or his/her term of office by the holders of at least  seventy-five percent(75%) of the shares then entitled to vote at an election of Directors, except as follows:

(i)           Unless the Articles of Incorporation of the Corporation provides otherwise, if the Board is divided into classes, stockholders may effect such removal only for cause; or

(ii)           If cumulative voting is permitted and if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against such Director’s removal would be sufficient to elect such Director if then cumulative voted at an election of the entire Board of Directors, or if there are classes of directors, at an election of the class of directors of which such Director is a part.

3.8           Meetings Generally.  The Board of Directors may hold meetings, both regular and special, at such times and places either within or without the State of Nevada as shall from time to time be determined by the Board.

3.9           Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be fixed by resolution of the Board.  No notice shall be required for regular meetings held pursuant to such resolution, except that the Secretary of the Corporation shall promptly provide a copy of such resolution to any Director who is absent when such resolution is adopted.  In case any scheduled meeting of the Board is not held on the day fixed therefor, the Directors shall cause the meeting to be held as soon thereafter as is convenient.  At such regular meetings directors may transact such business as may be brought before the meeting.

3.10           Special Meetings.  Special meetings of the Board may be called by the Chair of the Board or by the Chief Executive Officer upon twenty-four (24) hours’ notice to each Director, either personally, by telephone, e-mail, or telegram; special meetings shall be called by the Chair of the Board, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two (2) Directors.

3.11           First Meeting.  The first meeting of each newly elected Board shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held, the Directors shall cause the meeting to be held as soon thereafter as is convenient.

3.12           Organization.  The Chair of the Board shall preside at all meetings of the Board, provided that the Chair may designate the Chief Executive Officer to preside in the Chair’s stead provided that the Chief Executive Officer is also a Director.  In the Chair’s absence the Chief Executive Officer, if the Chief Executive Officer is a Director, shall preside.  In the absence of both, the Board shall appoint a person to preside.  The Secretary of the Corporation, or if the Secretary is not present, one of the Assistant Secretaries, in the order determined by the Board, or if an Assistant Secretary is not present, a person designated by the Board, shall take the minutes of the meeting.

3.13           Quorum; Adjournment.  At all meetings of the Board, a majority of the number of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation or these Bylaws.  Whether or not a quorum is present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting.

3.14           Participation by Electronic Means.  Any one or more Directors may participate in a meeting of the Board or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by such means shall be deemed attendance in person at that meeting.

3.15           Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto (including a consent by electronic transmission) is signed by all members of the Board or committee, as the case may be, and such writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or of the committee, except that such written consent is not required to be signed by:

(a)           A common or interested director who abstains in writing from providing consent to the action.  If a common or interested director abstains in writing from providing consent: (i) the fact of the common directorship, office or financial interest must be known to the Board of Directors or committee before a written consent is signed by all the members of the Board or committee; (ii) such fact must be described in the written consent; and (iii) the Board of Directors or committee must approve, authorize or ratify the action in good faith by unanimous consent without counting the abstention of the common or interested director.

(b)           A director who is a party to an action, suit or proceeding who abstains in writing from providing consent to the action of the Board of Directors or committee.  If a director who is a party to an action, suit or proceeding abstains in writing from providing consent on the basis that he or she is a party to an action, suit or proceeding, the Board of Directors or committee must: (i) make a determination pursuant to Nevada General Corporation Law that indemnification of the director is proper under the circumstances; and (ii) approve, authorize or ratify the action of the Board of Directors or committee in good faith by unanimous consent without counting the abstention of the director who is a party to an action, suit or proceeding.

Any action taken pursuant to such written consent shall be treated for all purposes as the act of the Board or committee.

3.16           Appointment of Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more special or standing committees, including but not limited to: a Compensation Committee, an Executive Committee, an Audit Committee, and a Nominations and Governance Committee.  Each committee shall consist of two or more of the Directors of the Corporation plus the Chairman who shall not have a vote unless necessary to break any tie of votes by the Committee Members on matters before the Committee.  The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.

3.17           Meetings of Committees.  Regular and special meetings of any committee established pursuant to this Article III may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.  At all committee meetings, a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of committee members present at a meeting at which there is a quorum shall be the act of the committee.

3.18           Powers of Committees.  Committees of the Board of Directors, to the extent provided in the Board resolution designating such committee or in any committee charter relating thereto or as permitted by law, shall have and may exercise the powers of the Board of Directors, in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board.  Except as the Board of Directors may otherwise determine, a committee may make rules for its conduct, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of business by the Board of Directors.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at the next Board Meeting.  No committee, however, shall have the power or authority with respect to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by Nevada General Corporation Law to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation.

3.19           Compensation of Directors.  Directors shall be reimbursed for reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid other compensation in whatever form and amount the Board of Directors, by resolution, shall determine to be reasonable.  Members of special or standing committees may be allowed like compensation and reimbursement for participation in committee meetings.  Nothing contained in this section shall be construed to preclude any Director from serving the Corporation in any other capacity, as officer, agent, employee or otherwise, and being compensated for such service.

ARTICLE IV
NOTICES

4.1           Generally.  Whenever under the provisions of the Articles of Incorporation or these Bylaws, or by law, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or by courier service, by depositing the same in a post office or letter box, or with a courier service, in a prepaid sealed wrapper, addressed to such Director or stockholder at such address as appears on the books of the Corporation, or, in default of other address, to such Director or stockholder at the last known address of such person, and notice shall be deemed to be given at the time when the same shall be thus deposited.

4.2           Waiver of Notice.  Whenever any notice is required to be given under the provisions of the Articles of Incorporation or these Bylaws, or by law, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully convened.

ARTICLE V
OFFICERS

5.1           Officers.  The Officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman, Chief Executive Officer, President, a Vice President, a Secretary, and a Treasurer.  The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and may appoint such other Officers and agents as it shall deem necessary.  Two or more offices may be held by the same person, except that neither the Chairman, the Chief Executive Officer nor the President shall serve as the Secretary.

5.2           Election; Term of Office; Removal.  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the Chairman, Chief Executive Officer, President, one or more Vice Presidents, the Secretary, the Treasurer, and such other Officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead, or until such time as they may resign or be removed from office.  Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.  If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.  In the case of any office other than that of the Chairman, Vice Chairman, Chief Executive Officer, President, Secretary or Treasurer, the officer designated as the Chief Executive Officer may appoint a person to serve in such office, on a temporary basis, until the vacancy is filled by the Board.

5.3           Compensation.  The salaries of all Officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

5.4           The Chairman of the Board.  The Chairman of the Board shall, except as otherwise provided in these Bylaws, preside at each meeting of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors.

5.5           The Vice Chairman of the Board.  The Board of Directors may appoint a Vice Chairman of the Board.  The Vice Chairman of the Board shall assist the Chairman of the Board and have such other duties as may be assigned by the Board of Directors.

5.6           Other Designated Officers.

(i)           Chief Executive Officer.  The Chief Executive Officer shall have general supervision over the business and affairs of the Corporation and over its Officers, agents, and employees; subject, however, to the oversight of the Board of Directors.  The Chief Executive Officer shall report directly to the Board of Directors, and shall perform such duties as are incident to the office of the Chief Executive Officer or are properly specified and authorized by the Board of Directors.

(ii)           Other Officers.  The Board of Directors may designate officers to serve as Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions as determined by the Board of Directors in addition to their duties as Officers as set forth in these Bylaws.

5.7           The President.  The President shall report to the Chief Executive Officer, unless the President and Chief Executive Officer are the same person in which case the President shall report to the Board of Directors.  The President shall perform such duties as are incident to the office of the President or are properly specified and authorized by the Board of Directors.  In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

5.8           Vice Presidents.  The Vice Presidents, in the order fixed by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

5.9           The Secretary.  The Secretary shall attend all meetings of the Board and all meetings of the stockholders, shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary.

5.10           Assistant Secretaries.  The Assistant Secretaries, in the order fixed by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

5.11           The Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories or other institutions as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation by check or by electronic or wire transfer, as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.

5.12           Assistant Treasurers.  The Assistant Treasurers, in the order fixed by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE VI
STOCK CERTIFICATES, TRANSFERS AND RECORD DATE

6.1           Certificates of Stock.  Shares of capital stock of the Corporation shall be certificated.  The certificates of stock of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued.  The stock certificates of the Corporation shall be signed by the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal, which may be a facsimile, engraved or printed.  Any or all of the signatures on the certificate may be facsimiles, engraved or printed.  In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.  Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors.  The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

6.2           Registration of Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  The Board of Directors shall have authority to make such rules and regulations not inconsistent with law, the Articles of Incorporation or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby.

6.3           Record Date for Stockholders.  For the purpose of determining the stockholders entitled to notice of or to vote at any annual or special meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4           Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6.5           Lost Certificates.  The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing the issuance of such new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII
DIVIDENDS

7.1           Power to Declare Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the Articles of Incorporation and these Bylaws.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

7.2           Discretion of the Board.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1           Instruments.  All checks, demands for money, notes, deeds, mortgages, bonds, contracts and other instruments of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

8.2           Borrowing.  No officer, agent or employee of the Corporation shall have any power or authority to borrow money on behalf of the Corporation, to pledge the Corporation’s credit, or to mortgage or pledge the Corporation’s real or personal property, except within the scope and to the extent such authority has been delegated to such person by resolution of the Board of Directors.  Such authority may be given by the Board and may be general or limited to specific instances.

8.3           Voting Securities of Other Corporations.  Subject to any specific direction from the Board of Directors, the officer designated as the Chief Executive Officer of the Corporation, or any other person or persons who may from time to time be designated by the Board of Directors, shall have the authority to vote on behalf of the Corporation the securities of any other corporation which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies or written consents for such purpose.

8.4           Fiscal Year.  The fiscal year shall be fixed by resolution of the Board of Directors.

8.5           Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.6           Books and Records of the Corporation.  The books and records of the Corporation shall be kept at such places as the Board may from time to time determine.

ARTICLE IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1           Right To Indemnification.  Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director or Officer of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Nevada General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a Director or Officer and shall inure to the benefit of the person’s heirs, executors and administrators.  For purposes of this section, persons serving as Director or Officer of the Corporation’s direct or indirect wholly-owned subsidiaries shall be deemed to be serving at the Corporation’s request.

9.2           Right To Advancement Of Expenses.  The right to indemnification conferred in Section 9.1 above shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit, or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

9.3           Nonexclusivity of Rights.  The rights to indemnification and to the advancement of expenses contained in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Corporation’s Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

9.4           Employee Benefit Plans.  For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director or Officer of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

ARTICLE X
AMENDMENTS

10.1           Amendment of Bylaws.  These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.  These Bylaws will be subject to amendment, alteration, or repeal and new Bylaws may be made, except that:

a.           No Bylaws adopted or amended by the shareholders will be altered or repealed by the Board of Directors.

b.           No Bylaws will be adopted by the Board of Directors which will require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than seventy-five percent (75%) of the votes cast to constitute action, by the shareholders; provided, however, that (i) if any Bylaws regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there will be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaws so adopted, amended or repealed, together with a  concise statement of the changes made; and (ii) no amendment, alteration or repeal of this Article X will be made except by seventy-five percent (75%) of the voting stockholders.

=========================================

I, Kevin Cassidy, the Secretary of U.S. Rare Earths, Inc., a Nevada corporation, hereby certify that the foregoing Amended and Restated Bylaws, comprising 16 pages, were duly ratified by the Stockholders entitled to vote as the Amended and Restated Bylaws of U.S. Rare Earths, Inc. on November 14, 2013.

/s/ Kevin Cassidy

(Signature)
Print Name: Kevin Cassidy

Annex 3

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

U.S. RARE EARTHS, INC.

Pursuant to NRS 78.403 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), U.S. RARE EARTHS, inc, a Nevada corporation, hereby adopts the following Amended and Restated Articles of Incorporation (the “Articles”).

ARTICLE I
NAME

The name of the corporation is U.S.RARE EARTHS, INC. (the “Corporation”).

ARTICLE II
PURPOSES

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes.  The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ARTICLE III
DURATION

The duration of the Corporation’s existence shall be perpetual.

ARTICLE IV
SHARES

 Section 4.1Authorized Shares.   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Voting Common Stock” and “Non Voting Preferred Stock.”  The total number of shares of capital stock that the Corporation is authorized to issue is One Hundred Million (100,000,000) shares of Voting Common Stock, par value $0.00001 per share, and Ten Million (10,000,000) shares of Non Voting Preferred Stock, par value $0.001 per share.  The Voting Common Stock is subject to the rights and preferences of the Non Voting Preferred Stock as set forth below.

Section 4.2 Dividends.  Dividends in cash, property or shares of the Corporation may be paid, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.  Shares of one class or series may be issued as a share dividend in respect to shares of another class or series.

 Section 4.3Issuance and Designation of Preferred Stock.   To the extent permitted by law and the provisions of these Articles of Incorporation, the Non Voting Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors and stated in resolution or resolutions establishing such series, prior to the issuance of any shares of that series.  The Board of Directors shall have the authority to fix and determine and, subject to these provisions, to amend, the following preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established:

a.	the designation of the series;

b.	the number of shares in the series;

c.	the rate of dividends, if any;

d.	whether shares in the series may be redeemed and, if so, the redemption price and the terms, time and conditions of such redemption;

e.	the amount payable upon shares of such series, if any, in the event of voluntary or involuntary liquidation;

f.	sinking fund provisions, if any, for the redemption or purchase of shares in the series;

g.	the terms and conditions, if any, on which shares in the series may be converted into shares of common stock or other securities of the corporation;

h.	voting rights, if any; and

i.	such other covenants, limitations and conditions as are expressly stated in the resolution or resolutions adopted by the Board of Directors establishing such series.

Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

In establishing any series of Non Voting Preferred Stock, the Board of Directors shall designate such series so as to distinguish it from all other series of Non Voting Preferred Stock and fix and determine the preferences, limitations and relative rights of such series.  Prior to the issuance of any shares of any series of Non Voting Preferred Stock, the Corporation shall execute and file amendments to these Articles of Incorporation, amending this Article IV, which determine the preferences, limitations and relative rights of such series.  Such amendments shall be effective without stockholder action.

Unless otherwise expressly provided in the designation of the rights and preferences of a series of Non Voting Preferred Stock, a distribution in redemption or cancellation of shares of Voting Common Stock or rights to acquire Voting Common Stock held by a current or former employee, director, officer, independent contractor or consultant of the Corporation or any of its affiliates may, notwithstanding any provision of Nevada General Corporation Law to the contrary, be made without regard to the preferential rights of holders of shares of that series of Non Voting Preferred Stock.

 Section 4.4Voting Approval.  Except to the extent that the provisions of these Articles or the provisions of Nevada General Corporation Law provide for a greater voting requirement for any voting group of stockholders any action, including without limitation, the amendment of these Articles, amendments of the Corporation’s Bylaws, the approval of a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property otherwise than in the usual and regular course of business, and the dissolution of the Corporation, shall be authorized if approved by a simple majority of stockholders, and if a separate voting group is required or entitled to vote thereon, by a simple majority of all the votes entitled to be cast by that voting group.

ARTICLE V
NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

ARTICLE VI
NO CUMULATIVE VOTING

At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected.  No cumulative voting for directors, however, shall be permitted.

ARTICLE VII
DIRECTORS

The business of the Corporation shall be managed by a Board of Directors.  The number of directors constituting the Board may be increased or decreased from time to time in the manner specified in the Bylaws of the Corporation.

ARTICLE VIII
BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws.  Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE IX
STOCKHOLDER ACTION ON LESS THAN UNANIMOUS CONSENT

In any matter requiring stockholder action, the stockholders may act by consent of the stockholders holding of record, or otherwise entitled to vote in the aggregate, the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.  Unless otherwise required by Nevada General Corporation Law or applicable law, where action is authorized by written consent, no notice of such action need be given to those stockholders who did not join in the consent to such action and who would be entitled to vote on such action.  In those instances where notice of such action is required by law, then notice shall be given to such non-consenting stockholders at least ten (10) days before the effective date of such authorization or approval.  The notice shall be in the form of a record, and shall state the action or actions to be taken by the stockholders.  For purposes of these Articles, “record” means information inscribed on a tangible medium or contained in an electronic transmission.  The notice shall be transmitted in the same manner as all other stockholder notices, as stated in the Corporation's Articles or Bylaws.  Notice to stockholders in an electronic transmission is effective only with respect to stockholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirement of Nevada General Corporation Law and any applicable federal law.

ARTICLE X
LIMITATION OF DIRECTORS’ LIABIITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating NRS 78.138(7), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.  If Nevada General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by Nevada General Corporation Law as so amended.  Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE XI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 11.1Right to Indemnification.   Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer, he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director,  trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 11.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 11.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon physical delivery to the Corporation of a written undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise.

Section 11.2 Right of Claimant to Bring Suit.   If a claim under Section 11.1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be thirty (30) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification under this Article XI upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

Section 11.3Nonexclusivity of Rights.   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 11.4Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada General Corporation Law.  The Corporation may, without further stockholder action, enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XI.

Section 11.5 Indemnification of Employees and Agents.   The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, Nevada General Corporation Law or otherwise.

The undersigned officer of the Corporation hereby certifies that these Amended and Restated Articles of Incorporation have been duly adopted by the Board of Directors and approved by the stockholders of the Corporation.

DATED this 14th day of November, 2013.

U.S. Rare Earths, Inc.

By: /s/ Kevin Cassidy
Kevin Cassidy